Filed Pursuant to Rule 424(b)(3)

Registration No. 333-279771

PROSPECTUS SUPPLEMENT NO. 3

(to prospectus dated November 13, 2024)

Medicus Pharma Ltd.

970,000 Units

Consisting of an Aggregate of

970,000 Common Shares

and

970,000 Warrants to Purchase One Common Share

970,000 Common Shares Issuable upon the Exercise of the Warrants

This prospectus supplement amends and supplements the prospectus dated November 13, 2024, as supplemented or amended from time to time (the "Prospectus"), which forms a part of our Registration Statement on Form F-1 (Registration Statement No. 333-279771). This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 11, 2025 and our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 11, 2025. Accordingly, we have attached both Form 8-Ks to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common shares and warrants, with an exercise price of $4.64 and expiration date of November 15, 2029 (the "Public Warrants"), are listed on The Nasdaq Capital Market ("Nasdaq") under the symbols "MDCX" and "MDCXW," respectively. On March 10, 2025, the last reported sales prices of the common shares and Public Warrants were $3.25 and $0.75, respectively.

We are an "emerging growth company" under applicable Securities and Exchange Commission rules and are eligible for reduced public company disclosure requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" beginning on page 8 of the Prospectus, and under similar headings in any amendment or supplements to the Prospectus.

None of the Securities and Exchange Commission, any state securities commission or the securities commission of any Canadian province or territory has approved or disapproved of the securities offered by this prospectus supplement or the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 11, 2025.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

MEDICUS PHARMA LTD.
(Exact name of registrant as specified in its charter)

Ontario	001-42408	98-1778211
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Conshohocken State Road, Suite 200
Conshohocken, Pennsylvania, United States 19428
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (610) 540-7515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	MDCX	NASDAQ Capital Market
Warrants, each exercisable for one common share at an exercise price of $4.64 per share	MDCXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Standby Equity Purchase Agreement

On February 10, 2025, Medicus Pharma Ltd. ("Medicus" or the "Company") entered into a Standby Equity Purchase Agreement (the "SEPA") with YA II PN, Ltd. ("Yorkville").  Pursuant to the SEPA and subject to the satisfaction of certain conditions, Yorkville has committed to purchase the Company's common shares, no par value, in increments (each purchase, an "Advance") up to an aggregate gross sales price of up to $15,000,000 during the 36 months following the date of the SEPA (such shares, the "Shares"). The Shares will be sold at the Company's option pursuant to the SEPA at 97% of the Market Price (as defined pursuant to the SEPA) and purchases are subject to certain limitations set forth in the SEPA. The Company reserves the right to set a minimum acceptable price in connection with any Advance. The Company expects to use the net proceeds from any Advance, if any, to fund its Phase 2 proof of concept clinical trial for treatment of basal cell carcinoma using its doxorubicin tip loaded dissolvable microarray needle skinpatch. The Company may also use the net proceeds of this offering to expand its exploratory phase 2 clinical trial to a pivotal trial and/or to expand its trials to cover other non-melanoma skin diseases. The Company expects to use any remaining net proceeds for general corporate purposes and working capital.

Yorkville's obligation to purchase Shares pursuant to the SEPA is subject to a number of conditions, including that the Company file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") registering the resale of the Commitment Shares (as defined below) and the Shares. The Company is required to have a Registration Statement declared effective by the SEC before it can sell any Shares to Yorkville pursuant to the SEPA.

The total number of Shares issuable under the terms of the SEPA is limited to a number equivalent to 19.99% of the outstanding Shares as of the date of the SEPA unless certain pricing conditions are met, which could have the effect of limiting the total proceeds made available to the Company under the SEPA. The issuance of Shares under the SEPA is subject to further limitations, including that the Shares beneficially owned by Yorkville and its affiliates at any one time will not exceed 4.99% of the then-outstanding Shares.

As consideration for Yorkville's commitment to purchase the Shares pursuant the SEPA, the Company paid Yorkville a structuring fee in the amount of $25,000 and issued to Yorkville 105,840 common shares (the "Commitment Shares").

The foregoing description of the SEPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SEPA, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is incorporated herein by reference.

In the SEPA, Yorkville represented to the Company, among other things, that it is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities being issued pursuant to the Purchase Agreement (including the Commitment Shares) are being issued and sold by the Company to Yorkville in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Item 8.01 Other Events.

On February 11, 2025, the Company issued a press release announcing that the Company has entered into the SEPA and that the Company's board of directors has approved the voluntary delisting of its common shares from the TSX Venture Exchange ("TSXV"). The Company has submitted an application to the TSXV to complete such delisting. Following review of the Company's application, the delisting will be subject to the approval of the TSXV and the satisfaction of all necessary conditions.

The Company's common shares will continue to be listed and trade on The Nasdaq Capital Market under the symbol "MDCX".

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Standby Equity Purchase Agreement, dated as of February 10, 2025, by and between Medicus Pharma Ltd. and YA II PN, LTD.
99.1	Press Release, dated February 11, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL)

2

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include, but are not limited to, statements concerning the amount of Shares the Company may issue pursuant to the SEPA, if any, the anticipated use of any net proceeds from the issuance of Shares pursuant to the SEPA, the terms and conditions of the SEPA, including the requirements to have an effective registration statement with the SEC and the Company's intention to delist the Shares from the TSXV, including approval from the TSXV and the timing thereof and the Company's expectation that a market will continue to exist for its common shares on The Nasdaq Capital Market. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as "plan," "believe," "goal," "target," "aim," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of the Company's management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including the risks and uncertainties detailed from time to time in the Company's filings with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company's filings with the SEC, which are available at www.sec.gov.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDICUS PHARMA LTD.

By:	/s/ Raza Bokhari
Name:	Dr. Raza Bokhari
Title:	Executive Chairman and Chief Executive Officer

Dated: February 11, 2025

Exhibit 1.1

STANDBY EQUITY PURCHASE AGREEMENT

THIS STANDBY EQUITY PURCHASE AGREEMENT (this "Agreement") dated as of February 10, 2025, is made by and between YA II PN, LTD., a Cayman Islands exempt limited company (the "Investor"), and MEDICUS PHARMA LTD., a company incorporated under the laws of the Province of Ontario, Canada (the "Company"). The Investor and the Company may be referred to herein individually as a "Party" and collectively as the "Parties."

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to US$15 million of the Company's common shares, no par value (the "Common Shares");

WHEREAS, the Common Shares are listed for trading on the Nasdaq Capital Market under the symbol "MDCX;"

WHEREAS, the offer and sale of the Common Shares issuable hereunder will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder; and

WHEREAS, in consideration of the Investor's execution and delivery of this Agreement, the Company shall issue to the Investor the Commitment Shares pursuant to and in accordance with Section 11.04.

NOW, THEREFORE, the Parties hereto agree as follows:

Article I. Certain Definitions

Capitalized terms used in this Agreement meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

Article II. Advances

Section 2.01 Advances; Mechanics. Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, the Company, at its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, Advance Shares by the delivery to the Investor of Advance Notices on the following terms:

(a) Advance Notice.  At any time during the Commitment Period the Company may require the Investor to purchase Shares by delivering an Advance Notice to the Investor, subject to the satisfaction or waiver by the Investor of the conditions set forth in Annex II, and in accordance with the following provisions:

(i) The Company shall, in its sole discretion, select the number of Advance Shares, not to exceed the Maximum Advance Amount (unless otherwise agreed to in writing by the Company and the Investor), it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each Advance Notice.

(ii) There shall be no mandatory minimum Advances and there shall be no non-usage fee for not utilizing the Commitment Amount or any part thereof.

(b) Date of Delivery of Advance Notice. Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A attached hereto. An Advance Notice shall be deemed delivered on (i) the day it is received by the Investor if such notice is received by email at or before 9:00 a.m. New York City time (or at such later time if agreed to by the Investor in its sole discretion), or (ii) the immediately succeeding day if it is received by email after 9:00 a.m. New York City time. Upon receipt of an Advance Notice, the Investor shall promptly provide written confirmation (which may be by e-mail) of receipt of such Advance Notice, and which confirmation shall specify the commencement time of the applicable Pricing Period.

(c) Advance Limitations, Regulatory. Regardless of the number of Advance Shares requested by the Company in an Advance Notice, the final number of Advance Shares to be issued and sold pursuant to such Advance Notice shall be reduced (if at all) in accordance with each of the following limitations:

(i) Ownership Limitation; Commitment Amount. At the request of the Company, the Investor shall inform the Company of the number of Common Shares the Investor beneficially owns. Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any Common Shares under this Agreement which, when aggregated with all other Common Shares beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its Affiliates (on an aggregated basis) of a number of Common Shares exceeding 4.99% of the then outstanding voting power or number of Common Shares (the "Ownership Limitation"). Upon the request of the Investor, the Company shall promptly (but no later than the next Business Day on which the transfer agent for the Common Shares is open for business) confirm orally or in writing to the Investor the number of Common Shares then outstanding. In connection with each Advance Notice delivered by the Company, any portion of an Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Shares issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the number of Advance Shares requested by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(ii) Registration Limitation. In no event shall an Advance exceed the number of Common Shares registered in respect of the transactions contemplated hereby under the Registration Statement then in effect (the "Registration Limitation"). In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(iii) Compliance with Rules of Principal Market. Notwithstanding anything to the contrary herein, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase Advance Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under this Agreement would exceed 2,362,163  (representing 19.99% of the aggregate number of Common Shares issued and outstanding as of the Effective Date of this Agreement (subject to adjustment for any stock splits, combinations or the like)), calculated in accordance with the rules of the Principal Market, which number shall be reduced, on a share-for-share basis, by the number of Common Shares issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under the applicable rules of the Principal Market (such maximum number of shares, the "Exchange Cap") provided that, the Exchange Cap will not apply if (a) the Company's shareholders have approved the issuance of Common Shares pursuant to this Agreement in excess of the Exchange Cap in accordance with the rules of the Principal Market, or (b) the Average Price of all applicable sales of Common Shares hereunder (including any sales covered by an Advance Notice that has been delivered prior to the determination of whether this clause (b) applies) equals or exceed US$2.75 per share (which represents the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the Effective Date; or (ii) the average Nasdaq Official Closing Price for the five Trading Days immediately preceding the Effective Date). In connection with each Advance Notice, any portion of an Advance that would exceed the Exchange Cap shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice.

(d) Minimum Acceptable Price.

(i) With respect to each Advance Notice, the Company may notify the Investor of the Minimum Acceptable Price with respect to such Advance by indicating a Minimum Acceptable Price on such Advance Notice. If no Minimum Acceptable Price is specified in an Advance Notice, then no Minimum Acceptable Price shall be in effect in connection with such Advance. Each Trading Day during a Pricing Period for which (A) with respect to each Advance Notice with a Minimum Acceptable Price, the VWAP of the Common Shares is below the Minimum Acceptable Price in effect with respect to such Advance Notice, or (B) there is no VWAP (each such day, an "Excluded Day"), shall result in an automatic reduction to the number of Advance Shares set forth in such Advance Notice by one-third (1/3) (the resulting amount of each Advance being the "Adjusted Advance Amount"), and each Excluded Day shall be excluded from the Pricing Period for purposes of determining the Market Price.

(ii) The total number of Advance Shares in respect of each Advance with any Excluded Day(s) (after reductions have been made to arrive at the Adjusted Advance Amount) shall be automatically increased by such number of Common Shares (the "Additional Shares") equal to the greater of (a) the number of Common Shares sold by the Investor on such Excluded Day(s), if any, or (b) such number of Common Shares elected to be subscribed for by the Investor, and the subscription price per share for each Additional Share shall be equal to the Minimum Acceptable Price in effect with respect to such Advance Notice multiplied by 97%, provided that this increase shall not cause the total number of Advance Shares to exceed the amount set forth in the applicable Advance Notice or any limitations set forth in Section 2.01(c).

(e) Unconditional Contract. Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor's receipt of a valid Advance Notice from the Company the Parties shall be deemed to have entered into an unconditional contract binding on both Parties for the purchase and sale of the applicable number of Advance Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and (i) subject to Applicable Laws and (ii) subject to Section 3.09, the Investor may sell Common Shares during the Pricing Period for such Advance Notice (including with respect to any Advance Shares subject to such Pricing Period).

Section 2.02 Closings. The closing of each Advance and each sale and purchase of Advance Shares (each, a "Closing") shall take place as soon as practicable on or after each Advance Date in accordance with the procedures set forth below. The Parties acknowledge that the Purchase Price is not known at the time the Advance Notice is delivered (at which time the Investor is irrevocably bound) but shall be determined on each Closing based on the daily prices of the Common Shares that are the inputs to the determination of the Purchase Price as set forth further below (provided that for the purposes of determining the daily VWAP for any Trading Day, the Parties may use only a specified period withing a Trading Day upon mutual consent). In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a) On each Advance Date, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit B (each a "Settlement Document"), setting forth the final number of Advance Shares to be purchased by the Investor (taking into account any adjustments pursuant to Section 2.01), the Market Price, the Purchase Price, the aggregate proceeds to be paid by the Investor to the Company, and a report by Bloomberg, L.P. indicating the VWAP for each of the Trading Days during the Pricing Period (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the parties), in each case in accordance with the terms and conditions of this Agreement.

(b) Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than one Trading Day after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of Advance Shares to be purchased by the Investor (as set forth in the Settlement Document) by crediting the Investor's account or its designee's account at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested. Promptly upon receipt of such notification, the Investor shall pay to the Company the aggregate purchase price of the Advance Shares (as set forth in the Settlement Document) in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. No fractional shares shall be issued, and any fractional shares that would otherwise be issued in connection with an Advance shall be rounded to the next higher whole number of shares. To facilitate the transfer of the Advance Shares by the Investor, the Advance Shares will not bear any restrictive legends so long as there is an effective Registration Statement covering the resale of such Advance Shares (it being understood and agreed by the Investor that notwithstanding the lack of restrictive legends, the Investor may only sell such Advance Shares pursuant to the Plan of Distribution set forth in the Prospectus included in the applicable Registration Statement and otherwise in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements) or pursuant to an available exemption).

(c) On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

(d) Notwithstanding any other provision of this Agreement, the certificate(s) or book-entry statement(s) representing the Commitment Shares issued prior to the date the Registration Statement is declared effective by the SEC shall bear a restrictive legend in substantially the following form (and stop transfer instructions may be placed against transfer of such shares):

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS."

(e) Notwithstanding anything to the contrary in this Agreement, if on any day during the Pricing Period (i) the Company notifies the Investor that a Material Outside Event has occurred, or (ii) the Company notifies the Investor of a Black Out Period, the parties agree that the pending Advance shall end and the final number of Advance Shares to be purchased by the Investor at the Closing for such Advance shall be equal to the number of Common Shares sold by the Investor during the applicable Pricing Period prior to the notification from the Company of a Material Outside Event or Black Out Period.

Section 2.03 Hardship. In the event the Company fails to perform its obligations as mandated in this Agreement after the Investor's receipt of an Advance Notice, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable and documented out-of-pocket legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to pursue an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to Applicable Laws and the rules of the SEC and the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 2.04 Completion of Resale Pursuant to the Registration Statement.  After the Investor has purchased the full Commitment Amount and has completed the subsequent resale of the full Commitment Amount pursuant to the Registration Statement, the Investor will notify the Company in writing (which may be by e-mail) that all subsequent resales are completed and the Company will be under no further obligation to maintain the effectiveness of the Registration Statement.

Article III. Representations and Warranties of the Investor

The Investor represents and warrants to the Company, as of the date hereof, as of each Advance Notice Date and as of each Advance Date that:

Section 3.01 Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and to purchase or acquire the Shares in accordance with the terms hereof. The decision to invest and the execution and delivery of the Transaction Documents to which it is a party by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver the Transaction Documents to which it is a party and all other instruments on behalf of the Investor or its shareholders. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02 Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Shares of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 3.03 No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review the Transaction Documents and the transactions contemplated by the Transaction Documents with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company's representatives or agents for legal, tax, investment or other advice with respect to the Investor's acquisition of Common Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

Section 3.04 Investment Purpose. The Investor is acquiring the Common Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor agrees not to sell, hypothecate or otherwise transfer the Shares except pursuant to (i) the Registration Statement in which the resale of such Shares is registered under the Securities Act, in a manner described under the caption "Plan of Distribution" in such Registration Statement, and in a manner in compliance with all applicable federal and state securities laws, rules and regulations, or (ii) an exemption from such registration requirements. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. The Investor acknowledges that it will be disclosed as an "underwriter" and a "selling stockholder" in each Registration Statement and in any prospectus contained therein to the extent required by applicable law and to the extent the prospectus is related to the resale of Registrable Securities.

Section 3.05 Accredited Investor. The Investor is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D.

Section 3.06 Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

Section 3.07 Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement.  The Investor understands that its investment involves a high degree of risk.  The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 3.08 Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any "Affiliate" of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 3.09 No Prior Short Sales. The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) or hedging transactions involving the Company's securities) during the period commencing as of the time that the Investor first contacted the Company or the Company's agents regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by the Investor.

Section 3.10 General Solicitation.  The Investor is not purchasing or acquiring the Shares as a result of, and neither the Investor, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Common Shares by the Investor.

Article IV. Representations and Warranties of the Company

Except as set forth in the SEC Documents, the Company represents and warrants to the Investor that, as of the date hereof, each Advance Notice Date and each Advance Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date):

Section 4.01 Organization and Qualification. The Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of their respective jurisdiction of organization, and has the requisite power and authority to own its properties and to carry on its business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.02 Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) have been or (with respect to consummation) will be duly authorized by the Company's board of directors and no further consent or authorization will be required by the Company, its board of directors or its shareholders.  This Agreement and the other Transaction Documents to which the Company is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 4.03 Authorization of the Shares. The Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to an Advance Notice, will be, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus.

Section 4.04 No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (i) result in a violation of the articles of incorporation or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.05 SEC Documents; Financial Statements. Since the Company has been subject to the requirements of Section 12 of the Exchange Act, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act, including, without limitation, the Current Report, each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto, and all information contained in such filings and all documents and disclosures that have been or may in the future be incorporated by reference therein or filed as exhibits thereto (all such documents hereinafter referred to as the "SEC Documents") and all such filings required to be filed within the last 12 months (or since the Company has been subject to the requirements of Section 12 of the Exchange Act, if shorter) have been made on a timely basis (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act). The Company has delivered or made available to the Investor through the SEC's website at http://www.sec.gov, true and complete copies of the SEC Documents, as applicable. Except as disclosed in amendments or subsequent filings to the SEC Documents, as of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each of the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.06 Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders' equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with International Financial Reporting Standards ("IFRS") or generally accepted accounting principles in the United States ("GAAP"), as applicable, applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by IFRS or GAAP or may be condensed or summary statements and (iii) such adjustments which are not material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in the SEC Documents regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the SEC), if any, comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC's rules and guidelines applicable thereto.

Section 4.07 Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-1 under the Securities Act.  Each Registration Statement and the offer and sale of Shares as contemplated hereby, if and when filed, will meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in a Registration Statement or a Prospectus, or any amendment or supplement thereto, or to be filed as exhibits to a Registration Statement have been so described or filed. Copies of each Registration Statement, any Prospectus, and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the SEC on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Investor and its counsel. The Company has not distributed and, prior to the later to occur of each Advance Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than a Registration Statement, the Prospectus contained therein, and any required prospectus supplement, in each case as reviewed and consented to by the Investor.

Section 4.08 No Misstatement or Omission. Each Registration Statement, when it became or becomes effective, and any Prospectus, on the date of such Prospectus or any amendment or supplement thereto, conformed and will conform in all material respects with the requirements of the Securities Act. At each Advance Notice Date and applicable Advance Date, the Registration Statement, and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. Each Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus did not, or will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in a Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

Section 4.09 Conformity with Securities Act and Exchange Act. Each Registration Statement, each Prospectus, or any amendment or supplement thereto, and the documents incorporated by reference in each Registration Statement, Prospectus or any amendment or supplement thereto, when such documents were or are filed with the SEC under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Section 4.10 Equity Capitalization.

(a) As of the date hereof, the Company's authorized capital consists of an unlimited number of common shares and an unlimited number of preferred shares.  As of the date hereof, the Company had 11,816,721 common shares outstanding and no preferred shares outstanding.

(b) The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are currently listed on a Principal Market under the trading symbol "MDCX." The Company has taken no action designed to, or that would reasonably be expected to have the effect of, terminating the registration of the Common Shares under the Exchange Act, delisting the Common Shares from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing. To the Company's knowledge, it is in compliance with all applicable listing requirements of the Principal Market.

(c) Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company's or any Subsidiary's shares, interests or capital stock is subject to preemptive rights or any other similar rights to participate in the transactions contemplated by this Agreement; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Shares; and (G) neither the Company nor any Subsidiary has entered into any Variable Rate Transaction.

Section 4.11 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.12 Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, has any such dispute been threatened.

Section 4.13 Environmental Laws.  The Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval, except, in each of the foregoing clauses (i), (ii) and (iii), as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 4.14 Title. Except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, the Company (or its Subsidiaries) has indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as: (i) are described in the SEC Documents, (ii) are not material to the business of the Company or (iii) are for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 4.15 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.16 Regulatory Permits. Except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 4.17 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 4.18 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Shares or any of the Company's Subsidiaries, wherein an unfavorable decision, ruling or finding would have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.19  [Reserved].

Section 4.20 Tax Status.  Each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not received written notification of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim where the failure to pay would have or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.21 Certain Transactions. Except as disclosed in the SEC Documents or as not required to be disclosed pursuant to Applicable Laws, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.22 Rights of First Refusal. The Company is not obligated to offer the Common Shares offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.23 Dilution. The Company is aware and acknowledges that issuance of Common Shares hereunder could cause dilution to existing shareholders and could significantly increase the outstanding number of Common Shares.

Section 4.24 Acknowledgment Regarding Investor's Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor's purchase of the Shares hereunder. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if a Registration Statement is not effective or if any issuances of Common Shares pursuant to any Advances would violate any rules of the Principal Market. The Company acknowledges and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

Section 4.25 Finder's Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder's fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

Section 4.26 Relationship of the Parties. Neither the Company, nor any of its Subsidiaries, affiliates, nor any person acting on its or their behalf is a client or customer of the Investor or any of its affiliates and neither the Investor nor any of its affiliates has provided, or will provide, any services to the Company or any of its affiliates, its subsidiaries, or any person acting on its or their behalf. The Investor's relationship to Company is solely as investor as provided for in the Transaction Documents.

Section 4.27 Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with Applicable Law and neither the Company nor the Subsidiaries, nor any director, officer, or employee of the Company or any Subsidiary nor, to the Company's knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, not materially complied with Applicable Law; and no action, suit or proceeding by or before any governmental authority involving the Company or any of its Subsidiaries with respect to Applicable Laws is pending or, to the knowledge of the Company, threatened.

Section 4.28 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or a Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 4.29 Compliance with Laws. The Company and each of its Subsidiaries are in material compliance with Applicable Law; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that any director, officer, or employee of the Company or any Subsidiary nor, to the Company's knowledge, any agent, Affiliate or other person acting on behalf of the Company or any Subsidiary has, has not materially complied with Applicable Laws, or could give rise to a notice of material non-compliance with Applicable Laws, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would have or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.30 Sanctions Matters.  Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled Affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Asset Control ("OFAC"), the United Nations Security Council, the European Union, His Majesty's Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC's Specially Designated Nationals and Blocked Persons List or OFAC's Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, "Sanctions"), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions of Ukraine, the Donetsk People's Republic and Luhansk People's Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the "Sanctioned Countries")). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Advance Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws. For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country. Neither the Company nor any of its Subsidiaries nor any director, officer or controlled Affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

Section 4.31 [Reserved].

Section 4.32 General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Shares.

Article V. Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 5.01 Indemnification by the Company. In consideration of the Investor's execution and delivery of this Agreement and acquiring the Shares hereunder, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, its investment manager, Yorkville Advisors Global, LP, and their respective Affiliates, and each of the foregoing's respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Investor Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 5.02 Indemnification by the Investor. In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Investor's other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Laws, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

Section 5.03 Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

Section 5.04 Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement.

Section 5.05 Limitation of liability. Notwithstanding the foregoing, no Party shall seek, nor shall any be entitled to recover from the other Party be liable for, punitive or exemplary damages.

Article VI.
Covenants

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 6.01 Registration Statement.

(a) Filing of a Registration Statement. The Company shall prepare and file with the SEC a Registration Statement, or multiple Registration Statements for the resale by the Investor of the Registrable Securities. The Company in its sole discretion may choose when to file such Registration Statements; provided, however, that the Company shall not have the ability to request any Advances until the effectiveness of a Registration Statement.

(b) Maintaining a Registration Statement. The Company shall maintain the effectiveness of any Registration Statement that has been declared effective at all times during the Commitment Period, provided, however, that if the Company has received notification pursuant to Section 2.04 that the Investor has completed resales pursuant to the Registration Statement for the full Commitment Amount, then the Company shall be under  no further obligation to maintain the effectiveness of the Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. During the Commitment Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Common Shares shall cease to be authorized for listing on the Principal Market, (iii) the Common Shares cease to be registered under Section 12(b) or Section 12(g) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act. During such time that the Investor is informed that the Registration Statement is no longer effective, the Investor agrees not to sell any Common Shares pursuant to such Registration Statement, but may sell shares pursuant to an exemption from registration, if available, subject to the Investor's compliance with Applicable Laws.

(c) Filing Procedures. The Company shall (A) permit counsel to the Investor an opportunity to review and comment upon (i) each Registration Statement at least three (3) Trading Days prior to its filing with the SEC and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports or Prospectus Supplements the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the SEC, and (B) shall reasonably consider any comments of the Investor and its counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. The Company shall promptly furnish to the Investor, without charge, (i) electronic copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), (ii) after the same is prepared and filed with the SEC, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto; provided, however, the Company shall not be required to furnish any document to the extent such document is available on EDGAR).

(d) Amendments and Other Filings. The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Commitment Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act; (iii) provide the Investor copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information, and (iv) comply with the provisions of the Securities Act with respect to the Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 6.01(d) by reason of the Company's filing a report on Form 10-K, Form 10-Q, or Form 8-K or any analogous report under the Exchange Act, the Company shall file such report in a prospectus supplement filed pursuant to Rule 424 promulgated under the Securities Act to incorporate such filing into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC either on the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement, if feasible, or otherwise promptly thereafter.

(e) Blue-Sky. The Company shall use its commercially reasonable efforts to, if required by Applicable Laws, (i) register and qualify the Common Shares covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Commitment Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Commitment Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Common Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its Articles of Incorporation or Bylaws or any other organizational documents of the Company or any of its Subsidiaries, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Common Shares for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Section 6.02 Suspension of Registration Statement.

(a) Establishment of a Black Out Period.  During the Commitment Period, the Company from time to time may suspend the use of the Registration Statement by written notice to the Investor in the event that the Company determines in good faith that such suspension is necessary (i) to delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (ii) to amend or supplement the Registration Statement or Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a "Black Out Period").

(b) No Sales by Investor During the Black Out Period.  During such Black Out Period, the Investor agrees not to sell any Common Shares of the Company pursuant to such Registration Statement, but may sell shares pursuant to an exemption from registration, if available, subject to the Investor's compliance with Applicable Laws.

(c) Limitations on the Black Out Period.  The Company shall not impose any Black Out Period that is longer than 30 days or in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company's equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.

Section 6.03 Listing of Common Shares. As of each Advance Notice Date and the relevant Advance Date, the Shares to be sold by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market, subject to official notice of issuance.

Section 6.04 Opinion of Counsel. Prior to the date of the delivery by the Company of the first Advance Notice, the Investor shall have received an opinion letter from counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 6.05 Exchange Act Registration. The Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.06 Transfer Agent Instructions. During the Commitment Period (or such shorter time as permitted by Section 2.04 of this Agreement) and subject to Applicable Laws, the Company shall cause (including, if necessary, by causing legal counsel for the Company to deliver an opinion) the transfer agent for the Common Shares to remove restrictive legends from Common Shares purchased by the Investor pursuant to this Agreement, provided that counsel for the Company shall have been furnished with such documents as they may require for the purpose of enabling them to render the opinions or make the statements requested by the transfer agent, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein.

Section 6.07 Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.08 Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law (and the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus); (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be required under Applicable Law; (vi) the Common Shares shall cease to be authorized for listing on the Principal Market; or (vii) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act. The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Shares pursuant to any pending Advance Notice (other than as required pursuant to Section 2.02(d)), during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (vii), inclusive, a "Material Outside Event").

Section 6.09 Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.02 hereof, and all Shares in connection with such Advance have been received by the Investor.

Section 6.10 Issuance of the Company's Common Shares. The issuance and sale of the Common Shares hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act and any applicable state securities law.

Section 6.11 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company's counsel, accountants and other advisors (but not, for the avoidance doubt, the fees and disbursements of Investor's counsel, accountants and other advisors), (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any Prospectus and any amendments or supplements thereto requested by the Investor, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, and (vii) filing fees of the SEC and the Principal Market.

Section 6.12 Current Report.  The Company shall, not later than 5:30 p.m., New York City time, on the fourth Business Day after the date of this Agreement, file with the SEC a current report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including any exhibits thereto, the "Current Report"). The Company shall provide the Investor and its legal counsel a reasonable opportunity to comment on a draft of the Current Report including any exhibits to be filed related thereto, as applicable, prior to filing the Current Report with the SEC and shall reasonably consider all such comments. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that from and after the filing of the Current Report with the SEC, the Company shall have publicly disclosed all material, non-public information provided to the Investor (or the Investor's representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor's sole discretion. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that it shall publicly disclose in the Current Report or otherwise make publicly available any information communicated to the Investor by or, to the knowledge of the Company, on behalf of the Company in connection with the transactions contemplated by the Transaction Documents, which, following the Effective Date would, if not so disclosed, constitute material, non-public information regarding the Company or its Subsidiaries. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and Investor or any of its respective officers, directors, Affiliates, employees or agents, on the other hand, shall terminate.

Section 6.13 Advance Notice Limitation. The Company shall not deliver an Advance Notice if a shareholder meeting or corporate action, or the record date for any shareholder meeting or any corporate action, would fall during the period beginning two Trading Days prior to the date of delivery of such Advance Notice and ending two Trading Days following the Closing of such Advance.

Section 6.14 Use of Proceeds.  The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to this Agreement. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person (i) to fund, either directly or indirectly, any activities or business of or with any Person that is identified on the list of Specially Designated Nationals and Blocker Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Sanctions Programs, or (ii) in any other manner that will result in a violation of Sanctions or Applicable Laws.

Section 6.15 Compliance with Laws.  The Company shall comply in all material respects with all Applicable Laws.

Section 6.16 Market Activities. Neither the Company, nor any Subsidiary, nor any of their respective officers, directors or controlling persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Common Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Shares.

Section 6.17 Trading Information. Upon the Company's request, the Investor agrees to provide the Company with trading reports setting forth the number and average sales prices of Common Shares sold by the Investor during the prior trading week.

Section 6.18 Selling Restrictions. Except as expressly set forth below, the Investor covenants that from and after the date hereof through and including the Trading Day next following the expiration or termination of this Agreement as provided in Section 9.01 (the "Restricted Period"), none of the Investor, any of its officers, or any entity managed or controlled by the Investor (collectively, the "Restricted Persons" and each of the foregoing is referred to herein as a "Restricted Person") shall, directly or indirectly, (i) engage in any "short sale" (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares, or (ii) hedging transaction, which establishes a net short position with respect to any securities of the Company (including the Common Shares), with respect to each of clauses (i) and (ii) hereof, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling "long" (as defined under Rule 200 promulgated under Regulation SHO) any Common Shares; or (2) selling a number of Common Shares equal to the number of Advance Shares that such Restricted Person is unconditionally obligated to purchase under a pending Advance Notice but has not yet received from the Company or the transfer agent pursuant to this Agreement.

Section 6.19 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor's due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Without the consent of the Investor, the Company shall not have the right to assign or transfer any of its rights or provide any third party the right to bind or obligate the Company, to deliver Advance Notices or effect Advances hereunder.

Section 6.20 Non-Public Information. The Company covenants and agrees that, other than as expressly required by Section 6.08 hereof, it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the Securities Act, the Exchange Act, or the rules and regulations of the SEC) to the Investor without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and the Investor agrees in writing to accept such material non-public information for review. Unless specifically agreed to in writing, in no event shall the Investor have a duty of confidentiality or be deemed to have agreed to maintain information in confidence, with respect to the delivery of any Advance Notices.

Section 6.21 No Frustration. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver the Shares to the Investor in respect of an Advance Notice.

Article VII.
Non Exclusive Agreement

Notwithstanding anything contained herein, this Agreement  and  the  rights  awarded  to  the  Investor  hereunder  are  non-exclusive,  and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article VIII.
Choice of Law/Jurisdiction; Waiver of Jury Trial

Section 8.01 This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of New York, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of New York. The Parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

Section 8.02 EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

Article IX. Termination

Section 9.01 Termination.

(a) Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the 36-month anniversary of the Effective Date or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Common Shares equal to the Commitment Amount.

(b) The Company may terminate this Agreement effective upon five Trading Days' prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices, the Common Shares under which have yet to be issued, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(c) Nothing in this Section 9.01 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement prior to the valid termination hereof, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement prior to the valid termination hereof. The indemnification provisions contained in Article V shall survive termination hereunder.

Article X. Notices

Other than with respect to Advance Notices, which must be in writing delivered in accordance with Section 2.01(b) and will be deemed delivered on the day set forth in Section 2.01(b), any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered  (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day, (iii) 5 days after being sent by U.S. certified mail, return receipt requested, or (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit A hereof) shall be:

If to the Company, to:	Medicus Pharma Ltd. 300 Conshohocken State Rd. Suite 200 W. Conshohocken, PA 19428 Attn: Chief Executive Officer E-mail:

With copies (which shall not constitute notice or delivery of process) to: And to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attn: Christopher J. Cummings

E-mail:

Bennett Jones LLP

3400 One First Canadian Place

Toronto, ON M5X 1A4

Attn: Aaron Sonshine

E-mail:

If to the Investor:	YA II PN, Ltd. 1012 Springfield Avenue Mountainside, NJ 07092 Attn: Mark Angelo E-mail:

With a copy (which shall not constitute notice or delivery of process) to:	Robert Harrison, Esq. 1012 Springfield Avenue Mountainside, NJ 07092 E-mail:

or at such other address and/or e-mail and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender's email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service in accordance with clause (i), (ii) or (iii) above, respectively.

Article XI. Miscellaneous

Section 11.01 Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

Section 11.02 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by agreement of the parties to this Agreement.

Section 11.03 Reporting Entity for the Common Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 11.04 Commitment and Structuring Fee. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company has paid the Investor or its designee a structuring fee in the amount of US$25,000, and the Company shall pay a commitment fee in an amount equal to 2.00% of the Commitment Amount (the "Commitment Fee") by the issuance to the Investor on the Effective Date of such number of Common Shares that is equal to the Commitment Fee divided by the average of the daily VWAPs of the Common Shares during the 3 Trading Days immediately prior to the Effective Date (collectively, the "Commitment Shares"). The Commitment Shares issued hereunder shall be included on the initial Registration Statement.

Section 11.05 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
MEDICUS PHARMA LTD.

By: /s/ Dr. Raza Bokhari
Name: Dr. Raza Bokhari
Title: Executive Chairman and Chief Executive Officer

INVESTOR:
YA II PN, Ltd.

By: Yorkville Advisors Global, LP
Its: Investment Manager
By: Yorkville Advisors Global II, LLC Its: General Partner
By: /s/ Matthew Beckman
Name: Matthew Beckman
Title: Manager

ANNEX I TO THE

STANDBY EQUITY PURCHASE AGREEMENT

DEFINITIONS

"Additional Shares" shall have the meaning set forth in Section 2.01(d)(ii).

"Adjusted Advance Amount" shall have the meaning set forth in Section 2.01(d)(i).

"Advance" shall mean any issuance and sale of Advance Shares by the Company to the Investor pursuant to this Agreement.

"Advance Date" shall mean the first Trading Day after expiration of the applicable Pricing Period for each Advance.

"Advance Notice" shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the number of Advance Shares that the Company desires to issue and sell to the Investor.

"Advance Notice Date" shall mean each date the Company is deemed to have delivered (in accordance with Section 2.01(b) of this Agreement) an Advance Notice to the Investor, subject to the terms of this Agreement.

"Advance Shares" shall mean the Common Shares that the Company shall issue and sell to the Investor pursuant to an Advance Notice delivered in accordance with the terms of this Agreement.

"Affiliate" shall have the meaning set forth in Section 3.08.

"Agreement" shall have the meaning set forth in the preamble of this Agreement.

"Applicable Laws" shall mean all applicable laws, statutes, rules, regulations, orders, decrees, rulings, injunctions, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

"Average Price" shall mean a price per Share equal to the quotient obtained by dividing (i) the aggregate gross purchase price paid by the Investor for all Shares purchased pursuant to this Agreement, by (ii) the aggregate number of Shares issued pursuant to this Agreement.

"Black Out Period" shall have the meaning set forth in Section 6.02(a).

"Business Day" shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by Applicable Law to close.

"Closing" shall have the meaning set forth in Section 2.02.

"Commitment Amount" shall mean US$15,000,000 of Common Shares.

"Commitment Fee" shall have the meaning set forth in Section 11.04.

"Commitment Period" shall mean the period commencing on the Effective Date and expiring upon the date of termination of this Agreement in accordance with Section 9.01.

"Commitment Shares" shall have the meaning set forth in Section 11.04.

"Common Share Equivalents" shall mean any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

"Common Shares" shall have the meaning set forth in the recitals of this Agreement.

"Company" shall have the meaning set forth in the preamble of this Agreement.

"Company Indemnitees" shall have the meaning set forth in Section 5.02.

"Condition Satisfaction Date" shall have the meaning set forth in Annex II.

"Current Report" shall have the meaning set forth in Section 6.12.

"Daily Traded Amount" shall mean the daily trading volume of the Common Shares on the Principal Market during regular trading hours as reported by Bloomberg L.P..

"Effective Date" shall mean the date hereof.

"Environmental Laws" shall have the meaning set forth in Section 4.13.

"Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Exchange Cap" shall have the meaning set forth in Section 2.01(c)(iii).

"Excluded Day" shall have the meaning set forth in Section 2.01(d)(i).

"GAAP" shall have the meaning set forth in Section 4.06.

"Hazardous Materials" shall have the meaning set forth in Section 4.13.

"IFRS" shall have the meaning set forth in Section 4.06.

"Indemnified Liabilities" shall have the meaning set forth in Section 5.01.

"Investor" shall have the meaning set forth in the preamble of this Agreement.

"Investor Indemnitees" shall have the meaning set forth in Section 5.01.

"Market Price" shall mean the lowest of the daily VWAPs of the Common Shares during the relevant Pricing Period, other than the daily VWAP on any Excluded Days.

"Material Adverse Effect" shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under this Agreement.

"Material Outside Event" shall have the meaning set forth in Section 6.08.

"Maximum Advance Amount" in respect of each Advance Notice means the greater of: (i) an amount equal to the average of the Daily Traded Amount during the five consecutive Trading Days immediately preceding an Advance Notice and (ii) such number of Common Shares equal to US$500,000 as of the date of each Advance Notice (determined based on the last closing price of the Ordinary Shares on the Principal Market prior to delivery of such Advance Notice).

"Minimum Acceptable Price" or "MAP" shall mean the minimum price notified by the Company to the Investor in each Advance Notice, if applicable.

"Nasdaq" shall mean The Nasdaq Stock Market LLC.

"OFAC" shall have the meaning set forth in Section 4.30.

"Ownership Limitation" shall have the meaning set forth in Section 2.01(c)(i).

"Person" shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Plan of Distribution" shall mean the section of a Registration Statement disclosing the plan of distribution of the Shares.

"Pricing Period" shall mean the three (3) consecutive Trading Days commencing on the Advance Notice Date, unless otherwise agreed between the Parties.

"Principal Market" shall mean the Nasdaq Capital Market; provided however, that in the event the Common Shares are ever listed or traded on the Nasdaq Global Select Market, the Nasdaq Global Market, the New York Stock Exchange, or the NYSE American, then the "Principal Market" shall mean such other market or exchange on which the Common Shares are then listed or traded to the extent such other market or exchange is the principal trading  market or exchange for the Common Shares.

"Prospectus" shall mean any prospectus (including, without limitation, all amendments and supplements thereto) used by the Company in connection with a Registration Statement.

"Prospectus Supplement" shall mean any prospectus supplement to a Prospectus filed with the SEC from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, including, without limitation, any prospectus supplement to be filed in accordance with Section 6.01 hereof.

"Purchase Price" shall mean the price per Advance Share obtained by multiplying the Market Price by 97%.

"Registrable Securities" shall mean (i) the Shares, and (ii) any securities issued or issuable with respect to the Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

"Registration Limitation" shall have the meaning set forth in Section 2.01(c)(ii).

"Registration Statement" shall mean a registration statement on Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act, which registration statement provides for the resale from time to time of the Shares as provided herein.

"Regulation D" shall mean the provisions of Regulation D promulgated under the Securities Act.

"Sanctions" shall have the meaning set forth in Section 4.30.

"Sanctioned Countries" shall have the meaning set forth in Section 4.30.

"SEC" shall mean the U.S. Securities and Exchange Commission.

"SEC Documents" shall have the meaning set forth in Section 4.05.

"Securities Act" shall have the meaning set forth in the recitals of this Agreement.

"Settlement Document" shall have the meaning set forth in Section 2.02(a).

"Shares" shall mean the Commitment Shares and the Common Shares to be issued from time to time hereunder pursuant to an Advance.

"Subsidiaries" shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as "Subsidiaries."

"Trading Day" shall mean any day during which the Principal Market shall be open for business.

"Transaction Documents" means, collectively, this Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

"Variable Rate Transaction" shall mean a transaction in which the Company (i) issues or sells any Common Shares or Common Share Equivalents that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of Common Shares or Common Share Equivalents, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any "full ratchet," "share ratchet," "price ratchet," or "weighted average" anti-dilution  provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) enters into, or effects a transaction under, any agreement, including but not limited to an "equity line of credit" or other continuous offering or similar offering of Common Shares or Common Share Equivalents, or (iii) any forward purchase agreement, equity pre-paid forward transaction or other similar offering of securities where the purchaser of securities of the Company receives an upfront or periodic payment of all, or a portion of, the value of the securities so purchased, and the Company receives proceeds from such purchaser based on a price or value that varies with the trading prices of the Common Shares.

"VWAP" shall mean for any Trading Day or specified period, the volume weighted average price of the Common Shares on the Principal Market, for such period as reported by Bloomberg L.P. through its "AQR" function.

ANNEX II

TO THE STANDBY EQUITY PURCHASE AGREEMENT

CONDITIONS PRECEDENT TO THE RIGTH OF THE COMPANY

TO DELIVERY AN ADVANCE NOTICE

The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance are subject to the satisfaction or waiver, on each Advance Notice Date (a "Condition Satisfaction Date"), of each of the following conditions:

(a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Advance Notice Date (except to the extent such representations and warranties are as of another date, such representations and warranties shall be true and correct in all material respects as of such other date).

(b) Issuance of Commitment Shares. The Company shall have issued the Commitment Shares to an account designated by the Investor, in accordance with Section 11.04, all of which Commitment Shares shall be fully earned and non-refundable, regardless of whether any Advance Notices are made or settled hereunder or any subsequent termination of this Agreement.

(c) Registration of the Common Shares with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Common Shares issuable pursuant to such Advance Notice. The Current Report shall have been filed with the SEC, and the Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date.

(d) Delisting. The Common Shares shall have been delisted from the TSX Venture Exchange (the "Delisting") and supporting documentation of the Delisting shall have been delivered to the Investor in form and substance reasonably satisfactory to the Investor. Following the Delisting, the Common Shares shall be solely listed and traded upon the Nasdaq Capital Market or another Principal Market.

(e) Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Common Shares issuable pursuant to such Advance Notice or shall have the availability of exemptions therefrom. The sale and issuance of such Common Shares shall be legally permitted by all laws and regulations to which the Company is subject.

(f) No Material Outside Event. No Material Outside Event shall have occurred and be continuing.

(g) Board. (I) The board of directors of the Company has approved the transactions contemplated by the Transaction Documents, (II) said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof, and (III) a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Investor.

(h) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date.

(i) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or materially and adversely affects any of the transactions contemplated by the Transaction Documents.

(j) No Suspension of Trading in or Delisting of Common Shares. (I) Trading in the Common Shares shall not have been suspended by the SEC, the Principal Market or FINRA, (II) the Company shall not have received any notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated, nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares that is continuing, and (III) the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares is being imposed or is contemplated, and (IV) all of the Common Shares issuable pursuant to the applicable Advance Notice shall be eligible for deposit at the brokerage account provided by the Investor for the delivery of such Common Shares.

(k) Authorized. All of the Common Shares issuable pursuant to the applicable Advance Notice shall have been duly authorized by all necessary corporate action of the Company. All Common Shares relating to all prior Advance Notices required to have been received by the Investor under this Agreement shall have been delivered to the Investor in accordance with this Agreement.

(l) Executed Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

(m) Consecutive Advance Notices. Except with respect to the first Advance Notice, the Company shall have delivered all Advance Shares relating to all prior Advances.

EXHIBIT A
ADVANCE NOTICE

MEDICUS PHARMA LTD.

Dated: ______________ Advance Notice Number: ____

The undersigned, _______________________, hereby certifies, with respect to the sale of Common Shares of MEDICUS PHARMA LTD. (the "Company") issuable in connection with this Advance Notice, delivered pursuant to that certain Standby Equity Purchase Agreement, dated as of February 10, 2025 (the "Agreement"), as follows (with capitalized terms used herein without definition having the same meanings as given to them in the Agreement):

1. The undersigned is the duly elected ______________ of the Company.

2. There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3.  The Company has performed in all material respects all covenants and agreements to be performed by the Company contained in the Agreement on or prior to the Advance Notice Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4. The number of Advance Shares the Company is requesting is _____________________.

6. The Minimum Acceptable Price with respect to this Advance Notice is ____________ (if left blank then no Minimum Acceptable Price will be applicable to this Advance).

7. The number of Common Shares of the Company outstanding as of the date hereof is ___________.

The undersigned has executed this Advance Notice as of the date first set forth above.

MEDICUS PHARMA LTD.

By:__________________________________________

Name:

Title:

EXHIBIT B

FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

MEDICUS PHARMA LTD.

Attn:

Email:

Below please find the settlement information with respect to the Advance Notice Date of:
1.a.	Number of Common Shares requested in the Advance Notice
1.b.	Number of Common Shares traded during Pricing Period
2.	Minimum Acceptable Price for this Advance (if any)
3.	Number of Excluded Days (if any)
4.	Adjusted Advance Amount (if applicable)
5.	Market Price
6.	Purchase Price (Market Price x 97%) per share
7.	Number of Advance Shares due to the Investor
8.	Total Purchase Price due to Company (row 6 x row 7)

If there were any Excluded Days then add the following

9.	Number of Additional Shares to be issued to the Investor
10.	Additional amount to be paid to the Company by the Investor (Additional Shares in row 9 x Minimum Acceptable Price x 97%)
11.	Total Amount to be paid to the Company (Purchase Price in row 8 + additional amount in row 10)
12.	Total Advance Shares to be issued to the Investor (Advance Shares due to the Investor in row 7 + Additional Shares in row 9)

Please issue the number of Advance Shares due to the Investor to the account of the Investor as follows:

INVESTOR'S DTC PARTICIPANT #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

CONTACT PERSON:

NUMBER AND/OR EMAIL:

Sincerely,

YA II PN, LTD.

Agreed and approved by

MEDICUS PHARMA LTD.

__________________________________

Name:

Title:

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2025

MEDICUS PHARMA LTD.
(Exact name of registrant as specified in its charter)

Ontario	001-42408	98-1778211
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Conshohocken State Road, Suite 200
Conshohocken, Pennsylvania, United States 19428
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (610) 540-7515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	MDCX	NASDAQ Capital Market
Warrants, each exercisable for one common share at an exercise price of $4.64 per share	MDCXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 6, 2025, Medicus Pharma Ltd. ("Medicus" or the "Company") entered into a Placement Agency Agreement (the "Placement Agency Agreement") with Maxim Group LLC, as representative of the placement agents named therein (the "Placement Agents"), relating to an offering of 1,490,000 units, each unit consisting of one common share, no par value, of the Company, and one warrant to purchase one common share, at a price of $2.80 per unit (the "Offering") pursuant to Tier II of Regulation A under the Securities Act of 1933, as amended (the "Securities Act"). Each warrant is immediately exercisable for one of our common shares at an exercise price of $2.80 per share and will expire five years from the date of issuance. In connection with the Offering, the Company entered into a subscription agreement (the "Subscription Agreements") with a certain investor (the "Investor").

The aggregate gross proceeds to the Company from the Offering, which closed on March 10, 2025, were $4,172,000, before deducting placement agent fees and other estimated offering expenses. The Company expects to use the net proceeds from the Offering to fund its Phase 2 proof of concept clinical trial for treatment of basal cell carcinoma using its doxorubicin tip loaded dissolvable microarray needle skinpatch. The Company may also use the net proceeds of the Offering to expand its exploratory phase 2 clinical trial to a pivotal trial and/or to expand its trials to cover other non-melanoma skin diseases. The Company expects to use any remaining net proceeds for general corporate purposes and working capital.

The units were offered pursuant to the Company's Offering Statement on Form 1-A (the "Offering Statement"), initially filed with the Securities and Exchange Commission (the "SEC") under the Securities Act on February 14, 2025 and qualified on March 6, 2025.

Pursuant to the terms of the Placement Agency Agreement, the Company has agreed to pay the Placement Agents a cash fee of 7.5% of the aggregate gross proceeds raised in the Offering. The Company also agreed to reimburse the Placement Agent for certain expenses. The Placement Agency Agreement contains customary representations, warranties, agreements and indemnification obligations of the parties.

The Subscription Agreement contains customary representations, warranties, and agreements by the Company and the Investor, customary conditions to closing, and customary indemnification obligations of the Investor.

On March 10, 2025, the Company entered into a warrant agency agreement (the "Warrant Agency Agreement") with Odyssey Transfer and Trust Company ("Odyssey"), pursuant to which Odyssey will act as warrant agent with respect to the warrants issued by the Company in the Offering.

  The foregoing descriptions of the Placement Agency Agreement, the Subscription Agreement, the warrants and the Warrant Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

On March 6, 2025, the Company issued a press release announcing the pricing of the Offering and on March 10, 2025, the Company issued a press release announcing the closing of the Offering.

Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Placement Agency Agreement, dated as of March 6, 2025, by and between Medicus Pharma Ltd. and Maxim Group LLC as representative of the placement agents named therein
4.1	Form of Subscription Agreement (incorporated by reference from Exhibit 4.1 to the Company's Offering Statement on Form 1-A, filed with the SEC on February 28, 2025)
4.2	Common Share Purchase Warrant
4.3	Warrant Agency Agreement, dated as of March 10, 2025, by and between Medicus Pharma Ltd. and Odyssey Transfer and Trust Company, as warrant agent
99.1	Pricing Press Release, dated March 6, 2025
99.2	Closing Press Release, dated March 10, 2025
104.1	Cover Page Interactive Data File (embedded within the inline XBRL document).

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Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include, but are not limited to, statements concerning regarding the Company's expected use of the net proceeds of the Offering. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as "plan," "believe," "goal," "target," "aim," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of the Company's management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including the risks and uncertainties detailed from time to time in the Company's filings with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company's filings with the SEC, which are available at www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDICUS PHARMA LTD.

By:	/s/ Raza Bokhari
Name:	Dr. Raza Bokhari
Title:	Executive Chairman and Chief Executive Officer

Dated: March 11, 2025

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Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

March 6, 2025

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

As Representative of the Placement Agents

named on Schedule A hereto

Dear Ladies and Gentleman:

This agreement (the "Agreement") constitutes the agreement between the several placement agents (such placement agents, for whom Maxim Group LLC ("Maxim" or the "Representative") is acting as representative, the "Placement Agents" and each a "Placement Agent" ) and Medicus Pharma Ltd., a corporation organized under the laws of Ontario, Canada (the "Company"), that the Placement Agents shall serve as the exclusive placement agents for the Company, on a "commercially reasonable efforts" basis, in connection with the proposed placement under Regulation A (the "Placement") of units (the "Units"), with each Unit consisting of one of the Company's common shares, no par value (the "Shares"), and one warrant to purchase one Share (the "Warrants," and the shares issuable upon exercise of the Warrants, the "Warrant Shares" and the Shares, Warrants and Warrant Shares, collectively, the "Securities"). The terms of the Placement shall be mutually agreed upon by the Company, Maxim and the purchasers of the Securities (each, a "Purchaser" and collectively, the "Purchasers") and nothing herein constitutes that Maxim would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, including but not limited to, the Subscription Agreement and the Warrants shall be collectively referred to herein as the "Transaction Documents." The date of the closing of the Placement shall be referred to herein as a "Closing Date." The Company expressly acknowledges and agrees that the Placement Agents' obligations hereunder are on a commercially reasonable efforts basis only and that the execution of this Agreement does not constitute a legal or binding commitment by the Placement Agents to purchase the Securities or introduce the Company to investors and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agents with respect to securing any other financing on behalf of the Company. The Placement Agents may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement, subject to the Company's approval.  The sale of the Securities to any Purchaser will be evidenced by a subscription agreement (the "Subscription Agreement") between the Company and such Purchaser in a form reasonably acceptable to the Company and Maxim. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Subscription Agreement. Prior to the signing of the Subscription Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants to the Placement Agents as of the date hereof, and as of each Closing Date, as follows:

(a) Securities Law Filings.

(i) An offering statement on Form 1-A (File No. 024-12573) relating to the Units, Warrants and Warrant Shares, including a preliminary offering circular and such amendments to such offering statement as may have been required prior to the date of this Agreement, has been prepared by the Company under the provisions of the Act, and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. Electronic copies of such offering statement and of each amendment thereto, if any, including the related preliminary offering circular, heretofore filed by the Company with the Commission have been delivered to the Placement Agents. The term "Offering Statement" means such offering statement on Form 1-A as amended at the time it becomes or became qualified, including financial statements, all exhibits and any information deemed to be included or incorporated by reference therein, including any information deemed to be included pursuant to the Rules and Regulations, as applicable. The term "preliminary offering circular" as used herein means a preliminary offering circular as contemplated by Regulation A of the Rules and Regulations included at any time as part of, or deemed to be part of or included in, the Offering Statement. The term "Offering Circular" means the final offering circular in connection with this Offering as first filed with the Commission pursuant to Regulation A of the Rules and Regulations or, if no such filing is required, the form of final offering circular included in the Offering Statement at the qualification date, except that if any revised offering circular or offering circular supplement shall be provided to the Representative by the Company for use in connection with the Units which differs from the Offering Circular (whether or not such revised offering circular or offering circular supplement is required to be filed by the Company pursuant to Rule 252 the Rules and Regulations, the term "Offering Circular" shall also refer to such revised offering circular or offering circular supplement, as the case may be, from and after the time it is first provided to the Representative for such use. Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Offering Statement, any preliminary offering circular or the Offering Circular shall be deemed to refer to and include: (i) the filing of any document under the Securities Exchange Act of 1934, as amended, and together with the rules and regulations promulgated thereunder (collectively, the "Exchange Act") after the qualification date of the Offering Statement, the date of such preliminary offering circular or the date of the Offering Circular, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed.

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(ii) The Offering Statement, and any post-qualification amendment thereto have been qualified by the Commission under the Act or have been qualified pursuant to Rule 252 of the Rules and Regulations. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending or revoking the qualification of the Offering Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

(iii) Each of the Offering Statement and any post-qualification amendment thereto, at the time it became qualified, when any document filed under the Exchange Act was or is filed and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Offering Circular, as amended or supplemented, as of its date and at all subsequent times when a offering circular is delivered or required by applicable law to be delivered in connection with sales of Securities, complied and will comply in all material respects with the Act, the Exchange Act and the Rules and Regulations, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. Each preliminary offering circular (including the preliminary offering circular or offering circulars filed as part of the Offering Statement or any amendment thereto) complied when so filed in all material respects with the Act, the Exchange Act and the Rules and Regulations, and each preliminary offering circular and the Offering Circular delivered to the Representative for use in connection with this Offering is identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 1(a)(iii) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Placement Agents furnished in writing to the Company by the Placement Agents specifically for inclusion in the Offering Statement or Offering Circular or any amendment or supplement thereto.

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(iv) As of the Applicable Time, the most recent preliminary offering circular related to this Offering, and the information included on Schedule I hereto, all considered together (collectively, the "Time of Sale Disclosure Package"), did not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Time of Sale Disclosure Package based upon and in conformity with written information furnished to the Company by the Placement Agents specifically for use therein.

(1) "Applicable Time" means 5:00p.m. (Eastern time) on the date of this Agreement;

(b) Offering Materials.  The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Placement of the Units, any offering material in connection with the offering or sale of the Units other than, the Offering Statement, the preliminary offering circular, and the Offering Circular.  None of the materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (collectively, Marketing Materials"), as of their respective issue dates and at all subsequent times through the Offering Circular Delivery Period (as defined below), include any information that conflicts with the information contained in the Offering Statement. If at any time following the issuance of any Marketing Material there occurred an event or development as a result of which such Marketing Material conflicted with the information contained in the Offering Statement relating to the Securities or included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified the Representative and has promptly amended or supplemented, at its own expense, such Marketing Material to eliminate or correct such conflict, untrue statement or omission.

(c) Subsidiaries.  All of the direct and indirect material subsidiaries of the Company (each, a "Subsidiary") are set forth in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction (each, a "Lien"), except as would not reasonably be expected to result in a Material Adverse Effect.

(d) Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, the Warrant Agreement (as hereinafter defined) or the Warrants (collectively, the "Transaction Documents"), (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect") and no action, claim, suit or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Company, threatened (each, a "Proceeding") has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(e) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors of the Company (the "Board of Directors") or the Company's shareholders in connection herewith or therewith other than in connection with the Required Approvals (as hereinafter defined in Section 1(h)). This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, assuming due authorization, execution and delivery by the other parties thereto, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(f) No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

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(g) Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of the Offering Statement and the Offering Circular, (ii) such filings, if any, as are required to be made under applicable state securities laws or Canadian securities laws, (iii) such notices, filings or authorizations as are required to be obtained or made under applicable rules of the Financial Industry Regulatory Authority, Inc. ("FINRA") and The Nasdaq Capital Market, and (iv) such notices, filings or authorizations as have been obtained, given or made as of the date hereof (collectively, the "Required Approvals").

(h) Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(i) Capitalization.  The capitalization of the Company as of the date stated therein is as set forth in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular. Except as set forth in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, the Company has not issued any capital stock, other than pursuant to the Company's equity incentive plans, the issuance of Shares to employees, directors or consultants pursuant to the Company's equity incentive plans and pursuant to the conversion and/or exercise of any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares ("Common Share Equivalents"). No individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each, a "Person") has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities or as disclosed in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Shares or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Shares or Common Share Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Shares or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no securities of the Company or any Subsidiary that have any anti-dilution or similar adjustment rights (other than adjustments for stock splits, recapitalizations, and the like) to the exercise or conversion price, have any exchange rights, or reset rights. Except as set forth in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except for the support agreement, dated September 28, 2023, between the Company and Velocity Fund Partners, LP, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's shareholders.

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(j) Financial Statements.  As of their respective dates, the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular complied in all material respects with the requirements of the Act and the Exchange Act, as applicable, and none of the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board applied on a consistent basis during the periods involved ("IFRS"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the rules and regulations thereunder to be described in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular or to be filed with the Commission as exhibits to the Offering Statement, that have not been so described or filed. Each agreement to which the Company is a party is material to the Company's business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Except as disclosed in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, none of such agreements has been assigned by the Company, and neither the Company nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a material default thereunder. To the best of the Company's knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a material violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

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(k) Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to IFRS or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans or as set forth in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Units contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed as of the date that this representation is made.

(l) Litigation.  There is no action, suit, inquiry, notice of violation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (U.S. or Canadian federal, provincial, state, county, local or foreign) (collectively, an "Action") which (i) would reasonably be expected to adversely affect the legality, validity or enforceability of this Agreement, the Warrant Agreement or any of the Securities or (ii) would  reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Act.

(m) Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(n) Compliance.  Except as set forth in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including, without limitation, all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in the case of each of clauses (i), (ii) and (iii), as would not reasonably be expected to result in a Material Adverse Effect.

(o) Environmental Laws. The Company and its Subsidiaries (i) are in compliance in all material respects with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder ("Environmental Laws"); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(q) Title to Assets.  The Company and its Subsidiaries have good and marketable title to all real property owned by them, if any, and good and marketable title in all personal property owned by them, in each case, that is material to the business of the Company and the Subsidiaries, and in such case free and clear of all Liens, except for Liens that (i) are described in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (iii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, or (iv) are for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under leases with which the Company and the Subsidiaries are in compliance in all material respects and such leases are, to the knowledge of the Company, enforceable against the counterparties thereto, except in each case as would not reasonably be expected to have a Material Adverse Effect.

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(r) Intellectual Property.  To the knowledge of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or be abandoned, within two (2) years from the date of this Agreement, except where such action would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

(s) Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(t) Transactions With Affiliates and Employees.  Except as set forth in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of US$120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

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(u) Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms.

(v) Certain Fees.  Except as set forth in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, no brokerage or finder's fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. To the Company's knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company's knowledge, any of its shareholders that may affect the Placement Agents' compensation, as determined by FINRA. Except as disclosed by the Company via press release or a Current Report on Form 8-K or other filing with the Commission or with any Canadian securities commission, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder's fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Offering Statement was filed with the Commission (the "Filing Date") or thereafter. To the Company's knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 10% or more of the Company's unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company's unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Placement Agents and their respective counsel if it becomes aware that any officer or director of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Placement.

(w) Investment Company. The Company is not, and immediately after receipt of payment for the Units, will not be, required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(x) Registration Rights.  Except as set forth in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Act of any securities of the Company or any Subsidiary.

(y) Listing and Maintenance Requirements.  The Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to have the effect of, terminating the registration of the Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of any applicable invoiced fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of The Nasdaq Capital Market.

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(z) [Reserved].

(aa) Material Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Preliminary Offering Circular, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Time of Sale Disclosure Package. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company.

(bb) No Integrated Offering.  Neither the Company or any Person acting on its behalf, nor, to the Company's knowledge, any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Company (as such terms are used in and construed under Rule 405 under the Act) (each, an "Affiliate") or any Person acting on their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Units to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of The Nasdaq Capital Market.

(cc) Solvency.  The Company does not have an existing intention to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Offering Statement, the Time of Sale Disclosure Package and the Offering Circular sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" means (x) any liabilities for borrowed money or amounts owed in excess of US$50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company's consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of US$50,000 due under leases required to be capitalized in accordance with IFRS. Except as set forth in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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(dd) Tax Status.  Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Company and its Subsidiaries (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(ee) Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of Foreign Corrupt Practices Act of 1977, as amended.

(ff) [Reserved].

(gg) Accountants.  The Company's current accounting firm is EisnerAmper LLP. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has been appointed by the Company to express its opinion with respect to the financial statements to be included in the Company's Annual Report for the fiscal year ending December 31, 2024. The Company's former accounting firm is MNP LLP. To the knowledge and belief of the Company, for all relevant times, such accounting firm (i) was a registered public accounting firm as required by the Exchange Act and (ii) was appointed by the Company to express its opinion with respect to the financial statements of the Company for the fiscal year ended December 31, 2023.

(hh) Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agents in connection with the Placement.

(ii) Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC").

(jj) [Reserved].

(kk) [Reserved].

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(ll) Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(mm) Share Option Plan.  Each share option granted by the Company under the Company's share option plan was granted in accordance with the terms of the Company's share option plan. No share option granted under the Company's share option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(nn) Certificates.  Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative shall be deemed to be a representation and warranty by the Company to the Placement Agents as to the matters set forth therein.

SECTION 2.      REPRESENTATIONS OF THE PLACEMENT AGENTS. Each of the Placement Agents represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the states applicable to the offers and sales of the Securities by such Placement Agent, (iv) is and will be a body corporate validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement.  Each Placement Agent will immediately notify the Company in writing of any change in its status as such. Each Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3.        COMPENSATION.  In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agents the following compensation with respect to the Securities which they are placing:

a) A cash fee (the "Cash Fee") equal to an aggregate of seven and one-half percent (7.5%) of the aggregate gross proceeds raised in the Placement. The Cash Fee shall be paid at the closing of the Placement (the "Closing").

b) Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company also agrees, in case of Closing of the Placement, to reimburse the Placement Agents for all travel and other out-of-pocket expenses incurred, including the reasonable fees, costs and disbursements of its legal counsel, in an amount not to exceed an aggregate of $75,000 (inclusive of any advances received by the Placement Agents from the Company) in the event of a Closing of a Placement.  The Company will reimburse the Placement Agents directly upon the Closing of the Placement from the gross proceeds raised in the Placement. In the event that this Agreement shall terminate prior to the consummation of the Placement, Maxim shall nevertheless still be entitled to reimbursement for its actual expenses; provided, however, that such expenses shall not exceed $10,000, in the aggregate.

c) The Placement Agents reserve the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agents' aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment; provided, however, the aggregate compensation otherwise to be paid to the Placement Agent by the Company may not be increased above the amounts stated herein without the approval of the Company.

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d) The tail financing provision in Section 4(k)(ii) of the Underwriting Agreement by and between the Company and Maxim, dated November 13, 2024 (the "Underwriting Agreement") shall remain in full force and effect. Nothing in this Agreement shall be construed to void or abridge or extend the terms of such Tail-Financing provision.

e) The right of first refusal provision in Section 4(k)(iii) of the Underwriting Agreement shall remain in full force and effect. Nothing in this Agreement shall be construed to void or abridge or extend the terms of such  right of first refusal provision.

SECTION 4.      INDEMNIFICATION.

a) Indemnification of the Placement Agents.  The Company shall indemnify and hold harmless each Placement Agent, its affiliates, the directors, officers, employees and agents of such Placement Agent and each person, if any, who controls such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Statement  (or any amendment thereto), including the information deemed to be a part of the Offering Statement at the time of qualification and at any subsequent time pursuant to the Rules and Regulations, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary offering circular, any preliminary offering circular supplement or the Offering Circular (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Marketing Materials or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) in whole or in part any inaccuracy in any material respect in the representations and warranties of the Company contained herein; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage is based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing by the Placement Agents to the Company expressly for use therein. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

b) Indemnification of the Company.  Each Placement Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its affiliates, the directors, officers, employees and agents of the Company and each other person or entity, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Statement at the time of qualification and at any subsequent time pursuant to the Rules and Regulations, any preliminary offering circular, the Offering Circular, or any amendment or supplement to any of them, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon information furnished in writing by the Placement Agents to the Company expressly for use therein.

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c) Indemnification Procedures.  Any party that proposes to assert the right to be indemnified under this Section 4 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 4, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 4 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable out-of-pocket costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by one of the indemnifying parties in connection with the defense of such action and that indemnifying party agrees to pay the fees and expenses of such counsel, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), (iv) the indemnifying party does not diligently defend the action after assumption of the defense, or (v) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 4 (whether or not any indemnified party is a party thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

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d) Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 4 is applicable in accordance with its terms but for any reason is held to be unavailable, the Company and the Placement Agents shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agents, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Offering Statement and directors of the Company, who may also be liable for contribution), to which the Company and the Placement Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Securities pursuant to this Agreement. The relative benefits received by the Company and the Placement Agents shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of the Cash Fee but before deducting expenses) received by the Company bears to (y) the Cash Fee received by the Placement Agents, in each case as set forth in the table on the cover page of the Offering Circular. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agents, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 4(d) were to be determined by pro rata allocation or by any other method of allocation (even if the Placement Agents were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 4(d) shall be deemed to include, for purpose of this Section 4(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4(d), the Placement Agents shall not be required to contribute any amount in excess of the Cash Fee received by it. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Offering Statement will have the same rights to contribution as the Company, and each director, officer, employee, counsel or agent of a Placement Agent  will have the same rights to contribution as such Placement Agent, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 4(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 4(d). The obligations of the Placement Agents to contribute pursuant to this Section 4(d) are several in proportion to the respective number of Securities to be purchased by each of the Placement Agents hereunder and not joint. No party will be liable for contribution with respect to any action or claim settled without its written consent.

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e) Survival.  The indemnity and contribution agreements contained in this Section 4 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Placement Agent or any controlling Person thereof, (ii) acceptance of any of the Securities and payment therefor or (iii) any termination of this Agreement.

SECTION 5.      ENGAGEMENT TERM. The Placement Agnets' engagement hereunder shall be until the earlier of (i) the final Closing Date of the Placement and (ii) the date a party terminates the engagement according to the terms of the next sentence (such date, the "Termination Date"). The Agreement may be terminated at any time by either party upon ten (10) days' written notice to the other party, effective upon receipt of written notice to that effect by the other party. The Agreement may not be earlier terminated other than for Cause (as defined in the Engagement Agreement). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality and indemnification and contribution contained herein will survive any expiration or termination of this Agreement. The Placement Agents agree not to use any confidential information concerning the Company provided to the Placement Agents by the Company for any purposes other than those contemplated under this Agreement.

SECTION 6.      PLACEMENT AGENTS' INFORMATION. The Company agrees that any information or advice rendered by each Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agents' prior written consent.

SECTION 7.      NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agents are not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of such Placement Agents hereunder, all of which are hereby expressly waived.

SECTION 8.      CLOSING. The obligations of the Placement Agents, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its subsidiaries contained herein and in the Subscription Agreement, to the accuracy of the statements of the Company and its subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agents to the Company:

a) (i) No stop order suspending or revoking the qualification of the Offering Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Offering Statement or the Offering Circular shall have been filed unless a copy thereof was first submitted to the Representative and the Representative did not object thereto in good faith, and the Representative shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors and the Chief Financial Officer of the Company in their capacities as such, and not individually, (who may, as to proceedings threatened, certify to their knowledge), to the effect of clauses (i), (ii) and (iii).

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b) Since the respective dates as of which information is given in the Offering Statement and the Offering Circular, except as set forth in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular (i) there shall not have been a Material Adverse Effect, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company shall not have issued any securities (other than the Securities or the Shares issued in the ordinary course of business pursuant to existing employee benefit plans of the Company referred to in the Offering Statement, Time of Sale Disclosure Package and the Offering Circular) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered.

c) Since the respective dates as of which information is given in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, and except as set forth in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, there shall have been no actions, suits or proceedings instituted, or to the Company's knowledge, threatened against or affecting, the Company or its subsidiaries or any of their respective officers in their capacity as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, that are required to be disclosed in the Offering Statement, the Time of Sale Disclosure Package and the Offering Circular, and that have not been disclosed.

d) Each of the representations and warranties of the Company contained herein shall be true and correct as of the date of the Agreement and at the Closing Date as if made at the Closing Date, as the case may be, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date, shall have been duly performed, fulfilled or complied with.

e) On each Closing Date, the Representative shall have received the opinions and letters, each dated the Closing Date, each reasonably satisfactory in form and substance to the Representative and counsel for the Representative, from each of Bennett Jones LLP and Paul, Weiss, Rifkind, Wharton and Garrison LLP, as respective Canadian and U.S. corporate/securities counsel and DLA Piper USA as intellectual property counsel.

f) On the date of the Offering Circular, the Representative shall have received from MNP LLP a letter dated the date of its delivery, addressed to the Representative, in form and substance reasonably satisfactory to the Representative and counsel to the Representative, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Statement and the Offering Circular. At the Closing Date, the Representative shall have received from MNP LLP a letter dated such date, in form and substance reasonably satisfactory to the Representative and counsel to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain financial figures included in the Offering Circular, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

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g) At the Closing Date, there shall be furnished to the Representative a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as such, and not individually, in form and substance reasonably satisfactory to the Representative and counsel to the Representative, to the effect that (1) each signer of such certificate has carefully examined the Offering Statement and the Offering Circular; (2) there has not been a Material Adverse Effect; and (3) with respect to the matters set forth in Sections 8(A)(i) and 8(D).

h) The Company and Odyssey Transfer and Trust Company, as warrant agent for the Warrants, shall have executed and delivered a warrant agency agreement (the "Warrant Agreement") and the Warrant Agreement shall be in full force and effect.

i) At or prior to the Closing Date, the Shares shall be eligible for clearance and settlement through the facilities of the DTC.

j) At the date of this Agreement, the Representative shall have received the executed "lock-up" agreements referred to in Section 9(l) hereof from the Company's officers and directors.

k) The Securities shall be qualified for sale in such states and jurisdictions as the Representative may reasonably request, including, without limitation, qualification for exemption from registration or prospectus and offering circular delivery requirements in the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

l) [Reserved].

m) [Reserved].

n) At the Closing Date, the Company shall have furnished to the Representative satisfactory evidence of the good standing (or its equivalent) of the Company in its jurisdiction of organization.

o) The Company shall have furnished to the Representative such certificates, in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Offering Statement, the Time of Sale Disclosure Package or the Offering Circular, as to the accuracy at the Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representative and Placement Agents.

p) FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Units.

q) The Company shall have entered into a Subscription Agreement with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchasers.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Representative's counsel pursuant to this Section 8 shall not be reasonably satisfactory in form and substance to the  Representative and to Representative's legal counsel, all obligations of the Representative and Placement Agent hereunder may be cancelled by the Representative at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

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SECTION 9. AGREEMENTS OF THE COMPANY.

a) Amendments and Supplements to Offering Statement.  The Company shall not, either prior to any qualification date or thereafter during such period as the Offering Circular is required by law to be delivered (whether physically or through compliance with the Rules and Regulations or any similar rule) (the "Offering Circular Delivery Period") in connection with the Placement of the Securities by the Placement Agents, amend or supplement the Offering Statement, the Time of Sale Disclosure Package or the Offering Circular, unless a copy of such amendment or supplement thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Representative shall not have objected thereto in good faith.

b) Amendments and Supplements to the Offering Statement, the Time of Sale Disclosure Package, and the Offering Circular and Other Act Matters.  During the Offering Circular Delivery Period, the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time Of Sale Disclosure Package, the Offering Statement and the Offering Circular. If, during the Offering Circular Delivery Period, any event or development shall occur or condition exist as a result of which the Time of Sale Disclosure Package or the Offering Circular, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Time of Sale Disclosure Package or the Offering Circular in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Offering Statement, the Time of Sale Disclosure Package or the Offering Circular, or to file a new offering statement containing the Offering Circular, in order to comply with the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules, including in connection with the delivery of the Offering Circular, the Company agrees to (i) promptly notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 9(a) and 9(f) hereof), file with the Commission (and use its best efforts to have any amendment to the Offering Statement or any new offering statement to be qualified) and furnish at its own expense to the Representative (and, if applicable, to dealers), amendments or supplements to the Offering Statement, the Time of Sale Disclosure Package or the Offering Circular, or any new offering statement, necessary in order to make the statements in the Time of Sale Disclosure Package or the Offering Circular as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or so that the Offering Statement or the Offering Circular, as amended or supplemented, will comply with the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules or any other applicable law.

c) Notifications to the Placement Agents.  The Company shall use its best efforts to cause the Offering Statement to be qualified, and shall notify the Representative promptly, and shall confirm such advice in writing, (i) when any post-qualification amendment to the Offering Statement has been qualified and when any post-qualification amendment thereto becomes qualified, (ii) of any request by the Commission for amendments or supplements to the Offering Statement or the Offering Circular or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending or revoking the qualification of the Offering Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Offering Circular Delivery Period that in the judgment of the Company makes any statement made in the Offering Statement or the Offering Circular misleading (including by omission) or untrue or that requires the making of any changes in the Offering Statement or the Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading (including by omission),  and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Offering Statement, any preliminary offering circular or the Offering Circular. If at any time the Commission shall issue any order suspending or revoking the qualification of the Offering Statement, the Company shall use best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to the Rules and Regulations and to notify the Representative promptly of all such filings.

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d) Executed Offering Statement.  The Company shall furnish to the Representative, without charge, one signed copy of the Offering Statement, and of any post-qualification amendment thereto, including financial statements and schedules, and all exhibits thereto, and shall furnish to the Representative, without charge, a copy of the Offering Statement and any post-qualification amendment thereto, including financial statements and schedules but without exhibits, provided, however, that the Representative agrees that any Offering Statement filed with the Commission via EDGAR shall suffice.

e) Undertakings.  The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Offering Statement.

f) Offering Circulars.  The Company shall prepare the Offering Circular in a form approved by the Representative and shall file such Offering Circular with the Commission pursuant to Regulation A of the Rules and Regulations with a filing date not later than the second business day following the execution and delivery of this Agreement. Promptly after the qualification date of the Offering Statement, and thereafter from time to time during the period when the Offering Circular is required to be delivered, the Company shall deliver to the Representative, without charge, as many electronic copies of the Offering Circular and any amendment or supplement thereto as the Representative may reasonably request. The Company consents to the use of the Offering Circular and any amendment or supplement thereto by the Representative and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for any period of time thereafter during the Offering Circular Delivery Period. If, during the Offering Circular Delivery Period any event shall occur that in the judgment of the Company or counsel to the Placement Agents should be set forth in the Offering Circular in order to make any statement therein, in the light of the circumstances under which it was made, not misleading (including by omission), or if it is necessary to supplement or amend the Offering Circular to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to the Representative, without charge, such number of electronic copies thereof as the Representative may reasonably request.

g) Compliance with Blue Sky Laws.  Prior to any placement of the Securities by the Placement Agents, the Company shall cooperate with the Representative and counsel to the Representative in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may request limitation, provided, however, that in no event shall the Company be obligated to qualify a public offering outside the United States or to do business as a foreign corporation in any jurisdiction where it is not now so qualified, to qualify or register as a dealer in securities, to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or subject itself to ongoing taxation in respect of doing business in any jurisdiction in which it is not so subject.

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h) Delivery of Financial Statements.  During a period of one year commencing on the qualification date of the Offering Statement, the Company shall furnish to the Representative and each other Placement Agent who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representative and each other Placement Agent who ay so request a copy of each annual or other report it shall be required to file with the Commission; provided, however, that the availability of electronically transmitted copies filed with the Commission pursuant to EDGAR or with the Canadian Securities Administrators on the SEDAR+ system (or its successor) shall satisfy the Company's obligation to furnish copies hereunder.

i) Availability of Earnings Statements.  The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth (15th) full calendar month following the calendar quarter in which the most recent qualification date occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of twelve (12) months ended commencing after the qualification date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

j) No Stabilization or Manipulation.  The Company shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the Shares or the Securities to facilitate the sale or resale of any of the Securities.

k) Use of Proceeds.  The Company shall apply the net proceeds from the offering and sale of the Securities to be sold by the Company in the manner set forth in the Time of Sale Disclosure Package and the Offering Circular under "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

l) Lock-Up Agreements of Company and Management.  The Company shall not, for a period of seventy-five (75) days after the Closing Date (the "Company Lock-Up Period"), without the prior written consent of Maxim (which consent may be withheld in its sole discretion), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement or offering statement under the Act to register or qualify any Shares, warrants, or any securities convertible into or exercisable or exchangeable for Shares or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of Shares, or Warrants, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares, Warrants or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder,  or (B) the issuance of Shares upon the exercise or conversion of options, warrants or convertible securities outstanding, and as in effect, on the date of this Agreement, provided that such options, warrants or convertible securities have not been amended since the date of this Agreement to increase the number of such options or warrants or option shares or warrant shares or the amount of such convertible securities or to decrease the exercise or conversion price of such options,  warrants or convertible securities or to extend the term of such options, warrants or convertible securities (including the filing of a registration statement on Form S-1 relating to the exercise of outstanding Warrants and delivery of Shares upon exercise thereof), (C) any Shares, dividend equivalent rights or other equity based awards issued, or options to purchase Shares granted, pursuant to any employee benefit plans of the Company referred to in the Offering Statement, the Time of Sale Disclosure Package or the Offering Circular or subsequently approved by the shareholders of the Company as required by applicable rules of The Nasdaq Capital Market (including the filing of a registration statement on Form S-8 relating to such employee benefit plans of the Company), or (D) securities issued pursuant to acquisitions or strategic transactions. The Company has caused each of its executive officers and directors named in the Offering Statement to enter into agreements with the Placement Agent in the form set forth in Exhibit A.

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m) From the date hereof until the six (6) month anniversary of the Closing Date, without the prior written consent of Maxim (which consent may be withheld in its sole discretion), the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of Shares or Common Share Equivalents (or a combination thereof) involving a Variable Rate Transaction. "Variable Rate Transaction" means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an "at-the-market offering", whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.  Notwithstanding anything to the contrary contained in this Section 9(m), either (i) following the Company Lock-Up Period or (ii) during the Company Lock-Up Period with the prior written consent of Maxim (which consent may be withheld in its sole discretion), the Company shall be permitted to make sales of Shares pursuant to that certain Standby Equity Purchase Agreement, by and between the Company and YA II PN, Ltd., dated February 10, 2025.

n) U.S. listing.  The Company will use its reasonable best efforts to effect and maintain the listing of the Shares on The Nasdaq Capital Market for at least one (1) year after the Closing.

o) The Company shall use its reasonable best efforts to maintain the qualification of the Offering Statement and a current Offering Circular relating thereto, or the effectiveness of a registration statement and a prospectus relating thereto, for as long as the Warrants remain outstanding.  During any period when the Company fails to have maintained a qualified Offering Statement or a current Offering Circular or effective registration statement relating thereto and a holder of a Warrant desires to exercise such warrant and, in the opinion of counsel to the holder, Rule 144 is not available as an exemption from registration for the resale of the Warrant Shares, the Company shall within thirty (30) days file a registration statement registering the resale of the Warrant Shares and use its reasonable best efforts to have it declared effective by the Commission as soon as practicable thereafter.

SECTION 10.    GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to the conflicts of laws principles thereof. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the federal court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.  If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.  This paragraph shall survive any termination of this Agreement, in whole or in part.

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SECTION 11.    ENTIRE AGREEMENT/MISC. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. Notwithstanding anything herein to the contrary, the Engagement Agreement, dated May 10, 2024 ("Engagement Agreement"), between the Company and Maxim Group LLC shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Representative in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Representative and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery of the Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 12. CONFIDENTIALITY.  The Placement Agents (i) will keep the Confidential Information (as such term is defined below) confidential and will not (except as required by applicable law or stock exchange requirement, regulation or legal process ("Legal Requirement"), without the Company's prior written consent, disclose to any person any Confidential Information, and (ii) will not use any Confidential Information other than in connection with the Placement.  The Placement Agents further agree to disclose the Confidential Information only to its PA Representatives (as such term is defined below) who need to know the Confidential Information for the purpose of the Placement, and who are informed by the Placement Agents of the confidential nature of the Confidential Information. The term "Confidential Information" shall mean, all confidential, proprietary and non-public information (whether written, oral or electronic communications) furnished by the Company to the Placement Agents or their PA Representatives in connection with the Placement Agents' evaluation of the Placement. The term "Confidential Information" will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by the Placement Agents or their PA Representatives in violation of this Agreement, (ii) is or becomes available to the Placement Agents or any of their PA Representatives on a non-confidential basis from a third-party, (iii) is known to the Placement Agents or any of their PA Representatives prior to disclosure by the Company or any of its representatives, or (iv) is or has been independently developed by the Placement Agents and/or the Representative without use of any Confidential Information furnished to it by the Company. The term "PA Representatives" shall mean the Placement Agents' directors, board committees, officers, employees, financial advisors, attorneys and accountants. This provision shall be in full force until the earlier of (a) the date that the Confidential Information ceases to be confidential and (b) two (2) years from the date hereof.  Notwithstanding any of the foregoing, in the event that the Placement Agents or any of their PA Representatives are required by Legal Requirement to disclose any of the Confidential Information, such Placement Agents and their PA Representatives will furnish only that portion of the Confidential Information which such Placement Agents or their PA Representative, as applicable, are required to disclose by Legal Requirement as advised by counsel, and will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

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SECTION 13. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 14. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agents shall, from and after any Closing, have the right to reference the Placement and the Placement Agents' role in connection therewith in the Placement Agents' marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

[The remainder of this page has been intentionally left blank.]

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Maxim the enclosed copy of this Agreement.

Very truly yours, Accepted by the Representative, acting for itself and as Representative of the Placement Agents named on Schedule A hereto, as of the date first written above:

MAXIM GROUP LLC

By:	/s/ Ritesh M. Veera
Name: Ritesh M. Veera
Title: Co-Head of Investment Banking

Address for notice:
300 Park Avenue, 16th Floor
New York, NY 10022
Attention: James Siegel, General Counsel
Email:

Accepted and Agreed to as of

the date first written above:

MEDICUS PHARMA LTD.

By:	/s/ Raza Bokhari
Name: Dr. Raza Bokhari
Title: Executive Chairman and Chief Executive Officer

Address for notice:

300 Conshohocken State Road, Suite 200

Conshohocken, Pennsylvania 19428

Attention:  Chief Executive Officer

Email:

with a copy to (which will not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention: Christopher J. Cummings

Email:

[Signature Page to Placement Agency Agreement]

Schedule I

1. The public offering price per Unit shall be US$2.80.

2. The Company is selling 1,490,000 Units.

SCHEDULE A

Name of Placement Agent
Maxim Group LLC
Brookline Capital Markets, a division of Arcadia Securities, LLC

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

Lock-Up Agreement

_______________, 2025

Maxim Group LLP

300 Park Avenue

New York, NY 10022

Re: Proposed Public Offering by Medicus Pharma Ltd.

Ladies and Gentlemen:

The undersigned, an officer and/or director of Medicus Pharma Ltd., a corporation organized under the laws of Ontario, Canada (the "Company"), understands that Maxim Group LLC (the "Placement Agent") proposes to enter into a Placement Agency Agreement (the "Placement Agency Agreement") with the Company providing for the public offering (the "Public Offering") of common shares of the Company, no par value (the "Common Shares"), and certain other securities convertible into or exchangeable or exercisable for Common Shares.  In recognition of the benefit that such an offering will confer upon the undersigned as an officer and/or a director of the Company and as consideration of the Placement Agent's agreement to enter into the Placement Agency Agreement and proceed with the Public Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Placement Agent that, during the period beginning on the date hereof and ending on the date that is 75 days from the date of the Placement Agency Agreement (the "Lock-Up Period"), the undersigned will not, without the prior written consent of the Placement Agent, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the "Lock-Up Securities"), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Placement Agent, provided, in each case, that (1) for transfers made pursuant to clause (i)(a) below, the Placement Agent receives a signed lock-up agreement in substantially the form of this lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, and (2) other than for purposes of clauses (ii), (iii), (iv), (v) and (vii) below, any such transfer shall not involve a disposition for value:

(i) any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned's immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution (it being understood that (x) "immediate family" shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned and (y) any references to "immediate family" in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee);

(ii) transactions relating to the Common Shares or other securities convertible into or exercisable or exchangeable for Common Shares acquired in open market transactions after completion of the Public Offering;

(iii) facilitating the establishment of a trading plan on behalf of the undersigned pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the transfer of Common Shares;

(iv) any transfers made by the undersigned to the Company to satisfy tax withholding obligations pursuant to the Company's equity incentive plans or arrangements disclosed in the Offering Circular (as defined in the Placement Agency Agreement) or to pay the exercise price of any options issued under any such plan or arrangement which expires during the Lock-Up Period; provided that any filing under Section 16 of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause;

(v) any transfers in connection with a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Shares involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned's Common Shares shall remain subject to the restrictions contained herein;

(vi) any distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its stockholders or former stockholders or to any wholly-owned subsidiary of such corporation, or in each case to a controlled affiliate of the partnership, limited liability company or corporation; and

(vii) any transfers by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions. Furthermore, no provision in this letter shall be deemed to restrict or prohibit (1) the transfer of the undersigned's Lock-Up Securities to the Company in connection with the termination of the undersigned's services to the Company, provided that, if applicable, any filing under Section 16 of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (1); and (2) the exercise or exchange by the undersigned of any option or warrant to acquire any Common Shares or options to purchase Common Shares, in each case for cash or on a "cashless" or "net exercise" basis, pursuant to any stock option, stock bonus or other equity incentive plan, stock plan or arrangement; provided, however, that the underlying Common Shares shall continue to be subject to the restrictions on transfer set forth in this letter and that, if applicable, any filing under Section 16 of the Exchange Act made in connection with such exercise or exchange shall clearly indicate in the footnotes thereto that (a) the filing relates to the circumstances described in this clause (2) and (b) no Common Shares were sold by the reporting person.

This lock-up agreement shall automatically terminate, and the undersigned shall be released from the undersigned's obligations hereunder, upon the earliest to occur, if any, of (i) the date of the filing with the United States Securities and Exchange Commission (the "SEC") of a notice of withdrawal of the Company's offering statement on Form 1-A filed with the SEC (which covers the Common Shares to be sold pursuant to the Placement Agency Agreement), (ii) prior to the execution of the Placement Agency Agreement, the Company advises the Placement Agent in writing that it has determined not to proceed with the Public Offering; (iii) the Placement Agency Agreement is executed but is terminated prior to the closing of the Public Offering (other than the provisions thereof which survive termination), or (iv) March 31, 2025, in the event that the Placement Agency Agreement has not been executed by such date. The obligations of the undersigned under this lock-up agreement may be waived in writing in whole or in part by the Placement Agent.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

__________________________________________

Name of Security Holder (Print exact name)

By:________________________________________

      Signature

Exhibit 4.1

NOTICE TO INVESTORS

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK, SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. INVESTORS SHOULD FURTHER UNDERSTAND THAT THIS INVESTMENT MAY BE ILLIQUID AND MAY CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT (THE "OFFERING STATEMENT") HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THE OFFERING TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES OR THE ADEQUACY OR ACCURACY OF THIS SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO PROSPECTIVE INVESTORS IN CONNECTION WITH THE OFFERING TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES OFFERED HEREBY CANNOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. IN ADDITION, THE SECURITIES OFFERED HEREBY CANNOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

TO DETERMINE THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS SUCH MAY RELATE TO THE OFFERING TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES, THE COMPANY IS RELYING ON EACH INVESTOR'S REPRESENTATIONS AND WARRANTIES INCLUDED IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY EACH INVESTOR IN CONNECTION HEREWITH.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THIS SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS PROVIDED BY THE COMPANY (COLLECTIVELY, THE "OFFERING MATERIALS"), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING "TESTING THE WATERS" MATERIALS), AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATIONS OF THE COMPANY AND THE TERMS OF THE OFFERING TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT SUCH INVESTOR'S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING SUCH INVESTOR'S PROPOSED INVESTMENT IN THE COMPANY.

THIS SECURITIES OFFERED HEREBY ARE NOT BEING OFFERED TO RESIDENTS OF CANADA.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN, ITS OPERATING STRATEGY AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO, THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SUBSCRIPTION AGREEMENT

This subscription agreement (the "Subscription Agreement" or the "Agreement") is entered into by and between Medicus Pharma Ltd., a corporation organized under the laws of Ontario, Canada (the "Company"), and the undersigned investor (the "Investor"), as of the date set forth on the signature page hereto. Any term used but not defined herein shall have the meaning set forth in the Offering Circular (defined below).

RECITALS

WHEREAS, the Company is offering for sale a maximum of 2,222,222 units (the "Units" or the "Offered Securities"), with each Unit consisting of one of the Company's common shares, no par value (the "Shares"), and one warrant to purchase one Share (the "Warrant"), pursuant to Tier 2 of Regulation A promulgated under the Securities Act (the "Offering") at a fixed price of $[    ] per Unit (the "Purchase Price"), on a best-efforts basis. The Shares issuable upon the exercise of the Warrants are hereinafter called the "Warrant Shares." The Offered Securities and all Shares underlying the securities therein (including the Shares and Warrant Shares) are herein collectively called the "Securities."

WHEREAS, Investor desires to acquire that number of Offered Securities as set forth on the signature page hereto at the Purchase Price.

WHEREAS, the Offering will terminate at the earliest of: (a) the date on which the maximum offering has been sold, (b) one year from the date of qualification of the Offering Circular by the SEC, or (c) the date on which this Offering is earlier terminated by the Company, in its sole discretion (in each case, the "Termination Date").

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Subscription.

(a) Investor hereby irrevocably subscribes for, and agrees to purchase, the Offered Securities set forth on the signature page hereto at the Purchase Price, upon the terms and conditions set forth herein. The aggregate Purchase Price for the Offered Securities subscribed by Investor is payable to the Company in the manner provided in Section 2.

(b) Investor understands that the Offered Securities are being offered pursuant to the Offering Circular dated [___], 2025, and its exhibits, as supplemented from time to time (the "Offering Circular"), as filed with the Securities and Exchange Commission (the "SEC"). By subscribing for the Offered Securities, Investor acknowledges that Investor has received and reviewed a copy of the Offering Circular and any other information required by Investor to make an investment decision with respect to the Offered Securities.

(c) This Subscription Agreement may be accepted or rejected in whole or in part, for any reason or for no reason, at any time prior to the Termination Date, by the Company in its sole and absolute discretion, including if it determines that such Investor is not a "qualified purchaser" for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. The Company will notify Investor whether this Subscription Agreement is accepted or rejected. If rejected, Investor's payment shall be returned to Investor without interest and all of Investor's obligations hereunder shall terminate, except for Section 5 hereof, which shall remain in force and effect.

(d) The terms of this Subscription Agreement shall be binding upon Investor and Investor's permitted transferees, heirs, successors and assigns (collectively, the "Transferees"); provided, however, that for any such transfer to be deemed effective, the proposed Transferee shall have executed and delivered to the Company, in advance, an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall acknowledge and agree to be bound by the representations and warranties of Investor and the terms of this Subscription Agreement. No transfer of this Agreement may be made without the consent of the Company, which consent may be withheld by the Company in its sole and absolute discretion.

2. Payment and Purchase Procedure.  The Purchase Price shall be paid simultaneously with Investor's delivery of this Subscription Agreement. Investor shall deliver payment of the Purchase Price of the Offered Securities in the manner set forth in Section 8 hereof. Investor acknowledges that, in order to subscribe for Offered Securities, Investor must comply fully with the purchase procedure requirements set forth in Section 8 hereof.

3. Representations and Warranties of the Company.  The Company represents and warrants to Investor that each of the following is true and complete in all material respects as of the date of this Subscription Agreement:

(a) The Company is a corporation duly formed, validly existing and in good standing under the laws of Ontario, Canada. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Offered Securities and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) The issuance, sale and delivery of the Offered Securities in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Offered Securities, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable. The Shares issuable upon exercise of any Warrants purchased by Investor, upon exercise of such Warrant and payment by the holder thereof of the exercise price, will be duly and validly issued, fully paid and non-assessable.

(c) The acceptance by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company's acceptance of this Subscription Agreement, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(d) Assuming the accuracy of Investor's representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e) The authorized and outstanding securities of the Company immediately prior to the initial investment in the Offered Securities is as set forth in the Offering Circular. Except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.

(f) Complete copies of the Company's financial statements meeting the requirements of Form 1-A under the Securities Act (the "Financial Statements") have been made available to Investor and appear in the Offering Statement. The Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated. The auditing firm which has audited the Financial Statements is an independent accounting firm within the rules and regulations adopted by the SEC.

(g) Except as set forth in the Offering Circular, there is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company's knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

4. Representations and Warranties of Investor.  Investor represents and warrants to the Company that each of the following is true and complete in all material respects as of the date of this Subscription Agreement:

(a) Requisite Power and Authority. Investor has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement and to carry out the provisions hereof. Upon due delivery hereof, this Subscription Agreement will be a valid and binding obligation of Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Company Offering Circular; Company Information. Investor acknowledges the public availability of the Offering Circular which can be viewed on the SEC Edgar Database at www.sec.gov, and that Investor has reviewed the Offering Circular. Investor acknowledges that the Offering Circular makes clear the terms and conditions of the Offering and that the risks associated therewith are described. Investor has had an opportunity to discuss the Company's business, management and financial affairs with management of the Company and has had the opportunity to review the Company's operations and facilities. Investor has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of the Offering. Investor acknowledges that, except as set forth herein, no representations or warranties have been made to Investor, or to any advisor or representative of Investor, by the Company with respect to the business or prospects of the Company or its financial condition.

(c) Investment Experience; Investor Suitability. Investor has sufficient experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Offered Securities, and to make an informed decision relating thereto. Alternatively, Investor has utilized the services of a purchaser representative and, together, they have sufficient experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Offered Securities, and to make an informed decision relating thereto. Investor has evaluated the risks of an investment in the Offered Shares, including those described in the section of the Offering Circular entitled "Risk Factors", and has determined that such an investment is suitable for Investor. Investor has adequate financial resources for an investment of this character. Investor is capable of bearing a complete loss of Investor's investment in the Offered Securities.

(d) No Registration. Investor understands that the Offered Securities are not being registered under the Securities Act on the ground that the issuance thereof is exempt under Regulation A promulgated under the Securities Act, and that reliance on such exemption is predicated, in part, on the truth and accuracy of Investor's representations and warranties, and those of the other purchasers of the Offered Securities in the Offering. Investor further understands that the Offered Securities are not being registered under the securities laws of any state, on the basis that the issuance thereof is exempt as an offer and sale not involving a registrable public offering in such state. Investor covenants not to sell, transfer or otherwise dispose of any Offered Securities, unless such Offered Securities have been registered under the Securities Act and under applicable state securities laws or exemptions from such registration requirements are available.

(e) Illiquidity and Continued Economic Risk. Investor acknowledges and agrees that there is a limited public market for the Shares and the Warrants and that there is no guarantee that a market for their resale will continue to exist. Investor must, therefore, bear the economic risk of the investment in the Offered Securities indefinitely and Investor acknowledges that Investor is able to bear the economic risk of losing Investor's entire investment in the Offered Securities.

(f) Valuation; Arbitrary Determination of Purchase Price by the Company. Investor acknowledges that the Purchase Price of the Offered Securities in the Offering was set by the Company as set forth in the Offering Circular and no warranties are made as to the actual value of the Offered Securities. Investor further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that Investor's investment will bear a lower valuation and will experience dilution.

(g) Domicile. Investor maintains Investor's domicile (and is not a transient or temporary resident) at the address provided herein.

(h) Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that Investor is in full compliance with the laws of Investor's jurisdiction in connection with any invitation to subscribe for the Offered Securities or any use of this Subscription Agreement, including, without limitation, (1) the legal requirements within Investor's jurisdiction for the purchase of the Offered Securities, (2) any foreign exchange restrictions applicable to such purchase, (3) any governmental or other consents that may need to be obtained, and (4) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Offered Securities. Investor's subscription and payment for and continued beneficial ownership of the Offered Securities will not violate any applicable securities or other laws of Investor's jurisdiction.

(i) Fiduciary Capacity. If Investor is purchasing the Offered Securities in a fiduciary capacity for another person or entity, including, without limitation, a corporation, partnership, trust or any other juridical entity, Investor has been duly authorized and empowered to execute this Subscription Agreement and all other related documents. Upon request of the Company, Investor will provide true, complete and current copies of all relevant documents creating Investor, authorizing Investor's investment in the Company and/or evidencing the satisfaction of the foregoing.

5. Indemnity.  The representations, warranties and covenants made by Investor herein shall survive the consummation of this Subscription Agreement. Investor agrees to indemnify and hold harmless the Company and its officers, directors and agents, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys' fees, including attorneys' fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with the transaction contemplated hereby.

6. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made in and wholly to be performed in that jurisdiction with regards to the choice of law rules of such state, except for matters arising under the Securities Act or the Securities Exchange Act of 1934, as amended, which matters shall be construed and interpreted in accordance with such laws.

7. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the office of the Company, 300 Conshohocken State Road, Suite 200, Conshohocken, Pennsylvania 19428, telephone number: [      ], Attention:  Chief Executive Officer, with copies to (which will not constitute notice) Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, Attention: Christopher J. Cummings, telephone number: [      ] and to Bennett Jones LLP, 3400 One First Canadian Place, Toronto, ON M5X 1A4, attention: Aaron Sonshine, telephone number: [      ], or (b) if to Investor, at Investor's address supplied in connection herewith, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any such notice shall be effective only upon receipt.

8. Purchase Procedure.  Investor acknowledges that, in order to subscribe for the Offered Securities, Investor must, and Investor does hereby, deliver (in a manner described below) to the Company: (a) a single executed counterpart of the Subscription Agreement, which shall be delivered to the Company either by (1) physical delivery to: 300 Conshohocken State Road, Suite 200, Conshohocken, Pennsylvania 19428; (2) e-mail to: [      ]; and (b) payment of the Purchase Price, which shall be delivered in the manner set forth in Annex I attached hereto and made a part hereof.

9. Miscellaneous.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. Other than as set forth herein, this Subscription Agreement is not transferable or assignable by Investor. The representations, warranties and agreements contained herein shall be deemed to be made by, and be binding upon, Investor and Investor's heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns. None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Investor. In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never in this Subscription Agreement. This Subscription Agreement supersedes all prior discussions and agreements between the Company and Investor, if any, with respect to the subject matter hereof and contains the sole and entire agreement between the Company and Investor with respect to the subject matter hereof. The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person. The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Subscription Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys' fees and expenses and costs of appeal, if any. All notices and communications to be given or otherwise made to Investor shall be deemed to be sufficient if sent by e-mail to such address provided by Investor herein. Unless otherwise specified in this Subscription Agreement, Investor shall send all notices or other communications required to be given hereunder to the Company via e-mail at [      ]. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the e-mail has been sent (assuming that there is no error in delivery). As used in this Section 9, the term "business day" shall mean any day other than a day on which banking institutions in the State of New York are legally closed for business. This Subscription Agreement may be executed in one or more counterparts. No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10. Consent to Electronic Delivery of Notices, Disclosures and Forms. Investor understands that, to the fullest extent permitted by law, any notices, disclosures, forms, privacy statements, reports or other communications (collectively, "Communications") regarding the Company, Investor's investment in the Company and the Offered Securities (including annual and other updates and tax documents) may be delivered by electronic means, such as by e-mail. Investor hereby consents to electronic delivery as described in the preceding sentence. In so consenting, Investor acknowledges that e-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems or may be intercepted, deleted or interfered with, with or without the knowledge of the sender or the intended recipient. Investor also acknowledges that an e-mail from the Company may be accessed by recipients other than Investor and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems. Neither the Company, nor any of its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the "Company Parties"), gives any warranties in relation to these matters. Investor further understands and agrees to each of the following: (a) other than with respect to tax documents in the case of an election to receive paper versions, none of the Company Parties will be under any obligation to provide Investor with paper versions of any Communications; (b) electronic Communications may be provided to Investor via e-mail or a website of a Company Party upon written notice of such website's internet address to such Investor. In order to view and retain the Communications, Investor's computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an internet service provider or any other capable communications medium, and with software capable of viewing and printing a portable document format ("PDF") file created by Adobe Acrobat. Further, Investor must have a personal e-mail address capable of sending and receiving e-mail messages to and from the Company Parties. To print the documents, Investor will need access to a printer compatible with his or her hardware and the required software; (c) if these software or hardware requirements change in the future, a Company Party will notify the Investor through written notification. To facilitate these services, Investor must provide the Company with his or her current e-mail address and update that information as necessary. Unless otherwise required by law, Investor will be deemed to have received any electronic Communications that are sent to the most current e-mail address that the Investor has provided to the Company in writing; (d) none of the Company Parties will assume liability for non-receipt of notification of the availability of electronic Communications in the event Investor's e-mail address on file is invalid; Investor's e-mail or Internet service provider filters the notification as "spam" or "junk mail"; there is a malfunction in Investor's computer, browser, internet service or software; or for other reasons beyond the control of the Company Parties; and (e) solely with respect to the provision of tax documents by a Company Party, Investor agrees to each of the following: (1) if Investor does not consent to receive tax documents electronically, a paper copy will be provided, and (2) Investor's consent to receive tax documents electronically continues for every tax year of the Company until Investor withdraws its consent by notifying the Company in writing.

Investor certifies that Investor has read this entire Subscription Agreement and that every statement made by Investor herein is true and complete.

The Company may not be offering the Offered Securities in every state. The Offering Materials do not constitute an offer or solicitation in any state or jurisdiction in which the Offered Securities are not being offered. The information presented in the Offering Materials was prepared by the Company solely for the use by prospective investors in connection with the Offering. Nothing contained in the Offering Materials is or should be relied upon as a promise or representation as to the future performance of the Company.

The Company reserves the right, in its sole discretion and for any reason whatsoever, to modify, amend and/or withdraw all or a portion of the Offering and/or accept or reject, in whole or in part, for any reason or for no reason, any prospective investment in the Offered Securities. Except as otherwise indicated, the Offering Materials speak as of their date. Neither the delivery nor the purchase of the Offered Securities shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since that date.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

Dated: _____________________.

INDIVIDUAL INVESTOR

(Signature)	(Subscription Amount)

(Printed Name)	(Number of Units Subscribed)

CORPORATION/LLC/TRUST INVESTOR

(Name of Corporation/LLC/Trust)	(Subscription Amount)

(Signature)
(Number of Units Subscribed)

(Printed Name)

(Title)

PARTNERSHIP INVESTOR

$
(Name of Partnership)	(Subscription Amount)

(Signature)
(Number of Units Subscribed)

(Printed Name)

(Title)

INVESTOR INFORMATION
Name of Investor			SSN or EIN
Street Address
City	State	Zip Code
Phone	E-mail	State/Nation of Residency
Name and Title of Authorized Representative, if investor is an entity or custodial account
Type of Entity or Custodial Account (IRA, Keogh, corporation, partnership, trust, limited liability company, etc.)
Jurisdiction of Organization	Date of Organization	Account Number

CHECK ONE:	Individual Investor	Custodian Entity	Tenants-in-Common*
	Community Property*	Corporation	Joint Tenants*
	LLC	Partnership	Trust

*	If the Offered Securities are intended to be held as Community Property, as Tenants-In-Common or as Joint Tenancy, then each party (owner) must execute this Subscription Agreement.

The foregoing subscription for ___________ Offered Securities, a Subscription Amount of $__________, is hereby accepted on behalf of Medicus Pharma Ltd., this ___ day of _______, 2025.

MEDICUS PHARMA LTD.

By:
Name:
Title:

ANNEX I

WIRE INSTRUCTIONS - MEDICUS PHARMA LTD.

Exhibit 4.2

COMMON SHARE PURCHASE WARRANT

MEDICUS PHARMA LTD.

Warrant Shares: 1,490,000	Initial Exercise Date: March 10, 2025

THIS COMMON SHARE PURCHASE WARRANT (the "Warrant") certifies that, for value received, Cede & Co. or its assigns (the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to 5:00 p.m. (New York City time) on March 10, 2030 (the "Termination Date") but not thereafter, to subscribe for and purchase from Medicus Pharma Ltd., a corporation organized under the laws of Ontario, Canada (the "Company"), up to 1,490,000 common shares (as subject to adjustment hereunder, the "Warrant Shares") of the Company. The purchase price of one Common Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant shall initially be issued and maintained in the form of a security held in book-entry form and the Depository Trust Company or its nominee ("DTC") shall initially be the sole registered holder of this Warrant, subject to a Holder's right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, in which case this sentence shall not apply.

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

"Bid Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the bid price of the Common Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in the Pink Open Market operated by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per common share so reported, or (d) in all other cases, the fair market value of a common share as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

"Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or the City of Toronto are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to "stay at home", "shelter-in-place", "non-essential employee" or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York or the City of Toronto generally are open for use by customers on such day.

"Commission" means the United States Securities and Exchange Commission.

"Common Shares" means the common shares of the Company, no par value, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Common Share Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Offering Statement" means the Company's offering statement on Form 1-A (File No. 024-12573).

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Subsidiary" means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

"Trading Day" means a day on which the Common Shares are traded on a Trading Market.

"Trading Market" means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, OTCQX, OTC Pink Open Market, the Toronto Stock Exchange or the TSX Venture Exchange (or any successors to any of the foregoing).

"Transfer Agent" means Odyssey Trust Company, the current transfer agent of the Company, with a mailing address of 702-67 Yonge Street, Toronto, Ontario M5E 1J8, and any successor transfer agent of the Company.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Shares are then quoted on the OTCQB or OTCQX and there is not another Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX or another Trading Market and if prices for the Common Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

"Warrant Agency Agreement" means that certain warrant agency agreement, dated March 10, 2025 by and between the Company and Odyssey Transfer and Trust Company (the "Warrant Agent Agreement"). To the extent any provision of this Warrant conflicts with the express provisions of the Warrant Agent Agreement, the provisions of this Warrant shall govern and be controlling.

"Warrant Agent" means Odyssey Transfer and Trust Company and any successor warrant agent of the Company.

"Warrants" means this Warrant and other Common Share purchase warrants issued by the Company pursuant to the Offering Statement.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the "Notice of Exercise"). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or by certified or official bank check unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. The holder of any Warrants may exercise his or her right to acquire Common Shares in part and may thereby acquire a number of Common Shares less than the aggregate number which he or she is entitled to acquire pursuant to the Warrant Certificate(s) surrendered in connection therewith. In the event of any acquisition of a number of Shares less than the number which the holder is entitled to acquire, he or she shall, upon exercise thereof, be entitled to receive, without charge therefor, a new Warrant Certificate(s) representing the balance of the Common Shares which he or she was entitled to acquire pursuant to the surrendered Warrant Certificate(s) and which were not then acquired

Notwithstanding the foregoing in this Section 2(a), a holder whose interest in this Warrant is a beneficial interest in certificate(s) representing this Warrant held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises made pursuant to this Section 2(a) by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable), subject to a Holder's right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, in which case this sentence shall not apply.

b) Exercise Price. The exercise price per Common Share under this Warrant shall be US$2.80, subject to adjustment hereunder (the "Exercise Price").

c) Cashless Exercise. If at the time of exercise hereof there is no qualified offering statement or effective registration statement, or the offering circular or prospectus, as applicable, contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =

as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of "regular trading hours" (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Shares on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder's execution of the applicable Notice of Exercise if such Notice of Exercise is executed during "regular trading hours" on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of "regular trading hours" on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of "regular trading hours" on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and
(X) =

the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

Notwithstanding anything herein to the contrary, if on the Termination Date there is no qualified offering statement or effective registration statement, or the offering circular or prospectus, as applicable, contained therein is not available for the issuance of the Warrant Shares to the Holder, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c) if the VWAP as of such date is greater than the Exercise Price.

Notwithstanding anything herein to the contrary, no cashless exercise shall be permitted unless the Fair Market Value of the Common Shares is equal to or higher than the Exercise Price. Solely for purposes of this Section 2(c), the "Fair Market Value" shall mean the average reported last sale price of the Common Shares for the five (5) Trading Days ending on the Trading Day prior to the date of exercise.

d) Mechanics of Exercise.

i.

Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder's or its designee's balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system ("DWAC") if the Company is then a participant in such system and either (A) there is a qualified offering statement or effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, provided that the Holder has then delivered the aggregate Exercise Price to the Company, if applicable, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise provided that the Holder has then delivered the aggregate Exercise Price to the Company, if applicable (such date, the "Warrant Share Delivery Date"). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Shares on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, "Standard Settlement Period" means the standard settlement period, expressed in a number of Trading Days, on the Company's primary Trading Market with respect to the Common Shares as in effect on the date of delivery of the Notice of Exercise.

ii.

Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.

Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise upon written notice to the Company.

iv.

Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder's brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

v.

No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.

Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.	Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder's Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder's Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder's Affiliates (such Persons, "Attribution Parties")), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are not in compliance with the Beneficial Ownership Limitation (other than to the extent that information on the number of outstanding Common Shares of the Company is provided by the Company and relied upon by the Holder). In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. The "Beneficial Ownership Limitation" shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (iv) issues by reclassification of the Common Shares any shares of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (excluding cash and including, without limitation, any distribution of shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) other than dividends or distributions subject to Section 3(a) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Common Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger, or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder's option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder, as described below, an amount of consideration equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. The consideration paid to the Holder from the Company or any Successor Entity shall be the same type or form of consideration (and in the same proportion), valued at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Shares of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Shares are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Shares of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Shares will be deemed to have received common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. "Black Scholes Value" means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the "OV" function on Bloomberg, L.P. ("Bloomberg") determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the greater of (x) the last VWAP immediately prior to the public announcement of such contemplated Fundamental Transaction and (y) the last VWAP immediately prior to the consummation of such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder's election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of common shares of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares, such number of shares and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company (and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall promptly furnish such notice with the Commission pursuant to a Current Report on Form 8-K or Form 6-K, as applicable. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

g) Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Section 4. Transfer of Warrant.

a) Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall be required to physically surrender this Warrant to the Company or its designated agent, together with a duly executed assignment form of this warrant substantially in the form attached hereto, where the Company will forthwith issue and deliver upon the order of the Holder a new Warrant, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

b) New Warrants. If this Warrant is not held in global form through DTC (or any successor depositary), this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Warrant Agent shall register this Warrant, upon records to be maintained by the Warrant Agent for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company and the Warrant Agent may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a) No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a "cashless exercise" pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company and the warrant agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will, if applicable, reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 300 Conshohocken State Road, Suite 200, Conshohocken, PA 19428, Attention: Chief Executive Officer, email address:        , or such other facsimile number, email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K or Form 6-K, as applicable.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder or the beneficial owner of this Warrant, on the other hand.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o) Warrant Agency Agreement. If this Warrant is held in global form through DTC (or any successor depositary), this Warrant is issued subject to the Warrant Agency Agreement. To the extent any provision of this Warrant conflicts with the express provisions of the Warrant Agency Agreement, the provisions of this Warrant shall govern and be controlling.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

MEDICUS PHARMA LTD.

By:	/s/ Raza Bokhari
Name: Dr. Raza Bokhari
Title: Executive Chairman and Chief Executive Officer

Countersigned and Registered by:

ODYSSEY TRANSFER AND TRUST COMPANY, as Warrant Agent

By:	/s/ Rebecca Paulson
Authorized Signatory

NOTICE OF EXERCISE

TO: MEDICUS PHARMA LTD.

AND ODYSSEY TRUST AND TRANSFER COMPANY

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:
_____________________________________________________________________________________________________

Signature of Authorized Signatory of Investing Entity:
_____________________________________________________________________________________________________

Name of Authorized Signatory:
_____________________________________________________________________________________________________

Title of Authorized Signatory:
_____________________________________________________________________________________________________

Date: ________________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	___________________________________________________
(Please Print)
Address:	___________________________________________________
Phone Number: Email Address:	(Please Print) ___________________________________________________
Dated: _______________ __, ______
Holder's Signature:	___________________________________________________
Holder's Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 4.3

MEDICUS PHARMA LTD.

and

Odyssey Transfer and Trust Company, as

Warrant Agent

Warrant Agency Agreement

Dated as of March 10, 2025

WARRANT AGENCY AGREEMENT

WARRANT AGENCY AGREEMENT, dated as of March 10, 2025 ("Agreement"), between Medicus Pharma Ltd., a corporation organized under the laws of Ontario, Canada (the "Company"), and Odyssey Transfer and Trust Company, as warrant agent, a corporation organized under the laws of Minnesota (the "Warrant Agent").

W I T N E S S E T H

WHEREAS, pursuant to the terms of that certain placement agency agreement (the "Placement Agency Agreement"), dated as of March 10, 2025, by and between the Company and Maxim Group LLC, as representative of the placement agents referenced therein, the Company is engaged in a public offering (the "Offering") of 1,490,000 units (the "Units"), with each Unit consisting of (i) one common share of the Company, no par value (the "Common Shares"), and (ii) one warrant (the "Warrant"), exercisable for one Common Share (the "Warrant Shares").

WHEREAS, upon the terms and subject to the conditions hereinafter set forth and pursuant to a qualified offering statement on Form 1-A, as amended (File No. 024-12573) (the "Offering Statement"), and the terms and conditions of the Warrant Certificate (as defined below), the Company wishes to issue the Warrants in book entry form entitling the respective holders of such Warrants (the "Holders," which term shall include a Holder's transferees, successors and assigns and "Holder" shall include, if the Warrants are held in "street name," a Participant (as defined below) or a designee appointed by such Participant) to purchase Common Shares in accordance with the respective terms of such Warrants and Warrant Certificates;

WHEREAS, the Common Shares and each of the Warrants to be issued in connection with the Offering shall be immediately separable from each other and will be issued separately, but will be purchased together as Units in the Offering; and

WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrants and, in the Warrant Agent's capacity as the Company's transfer agent, the delivery of the Warrant Shares.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, all capitalized terms not herein defined shall have the meanings hereby indicated:

(a) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or the City of Toronto are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to "stay at home", "shelter-in-place", "non-essential employee" or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York or the City of Toronto generally are open for use by customers on such day.

(b) "Close of Business" on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., New York City time, on the next succeeding Business Day.

(c) "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(d) "Warrant Certificate" means certificates in substantially the forms attached hereto as Exhibit 1, representing such number of Warrant Shares as is indicated therein, as applicable, provided that any reference to the delivery of a Warrant Certificate in this Agreement shall include delivery of a Definitive Certificate or a Global Warrant (each as defined below).

All other capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant Certificate, as applicable. All references to dollars or "$" shall refer to U.S. dollars unless otherwise indicated herein.

Section 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment.

Section 3. Global Warrants.

(a) The Warrants shall be registered securities and shall be evidenced by a global warrant (the "Global Warrants"), in the applicable form of Warrant Certificate, which shall be deposited with the Warrant Agent and registered in the name of Cede & Co., a nominee of The Depository Trust Company (the "Depositary"), or as otherwise directed by the Depositary. Ownership of beneficial interests in each of the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depositary or its nominee for each Global Warrant or (ii) institutions that have accounts with the Depositary (such institution, with respect to a Warrant in its account, a "Participant").

(b) If the Depositary subsequently ceases to make its book-entry settlement system available for any of the Warrants, the Company may instruct the Warrant Agent regarding other arrangements for book-entry settlement. In the event that any of the Warrants are not eligible for, or it is no longer necessary to have any of the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation each such Global Warrant, and the Company shall instruct the Warrant Agent to deliver to each Holder a Warrant Certificate.

(c) A Holder has the right to elect at any time or from time to time a Warrant Exchange (as defined below) pursuant to a Warrant Certificate Request Notice (as defined below). Upon written notice by a Holder to the Company and the Warrant Agent for the exchange of some or all of such Holder's Global Warrants for a separate certificate in the forms attached hereto as Exhibit 1 (a "Definitive Certificate") evidencing the same number of Warrants, which request shall be in the forms attached hereto as Exhibit 2 (a "Warrant Certificate Request Notice" and the date of delivery of such Warrant Certificate Request Notice by the Holder, the "Warrant Certificate Request Notice Date" and the surrender by the Holder to the Warrant Agent of a number of Global Warrants for the same number of Warrants evidenced by a Warrant Certificate, a "Warrant Exchange"), the Company and the Warrant Agent shall promptly effect the Warrant Exchange and the Company shall promptly issue and deliver to the Holder a Definitive Certificate for such number of Warrants in the name set forth in the Warrant Certificate Request Notice. Such Definitive Certificate shall be dated the original issue date of the Warrants, shall be manually executed by an authorized signatory of the Company, shall be in the forms attached hereto as Exhibit 1 and shall be reasonably acceptable in all respects to such Holder. In connection with a Warrant Exchange, the Company agrees to deliver the Definitive Certificate to the Holder within ten (10) Business Days of the Warrant Certificate Request Notice pursuant to the delivery instructions in the Warrant Certificate Request Notice ("Warrant Certificate Delivery Date"). If the Company fails for any reason to deliver to the Holder the Definitive Certificate subject to the Warrant Certificate Request Notice by the Warrant Certificate Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares evidenced by such Definitive Certificate (based on the VWAP (as defined in the Warrants) of the Common Shares on the Warrant Certificate Request Notice Date), $10 per Business Day for each Business Day after such Warrant Certificate Delivery Date until such Definitive Certificate is delivered or, prior to delivery of such Warrant Certificate, the Holder rescinds such Warrant Exchange. The Company covenants and agrees that, upon the date of delivery of the Warrant Certificate Request Notice, the Holder shall be deemed to be the holder of the Definitive Certificate and, notwithstanding anything to the contrary set forth herein, the Definitive Certificate shall be deemed for all purposes to contain all of the terms and conditions of the Warrants evidenced by such Warrant Certificate and the terms of this Agreement, other than Sections 3(c), 3(d) and 9 herein, shall not apply to the Warrants evidenced by the Definitive Certificate. Notwithstanding anything herein to the contrary, the Company shall act as warrant agent with respect to any Definitive Certificate requested and issued pursuant to this section. Notwithstanding anything to the contrary contained in this Agreement, in the event of inconsistency between any provision in this Agreement and any provision in a Definitive Certificate, as it may from time to time be amended, the terms of such Definitive Certificate shall control.

(d) A Holder of a Definitive Certificate (pursuant to a Warrant Exchange or otherwise) has the right to elect at any time or from time to time a Global Warrants Exchange (as defined below) pursuant to a Global Warrants Request Notice (as defined below). Upon written notice by a Holder to the Company for the exchange of some or all of such Holder's Warrants evidenced by a Definitive Certificate for a beneficial interest in Global Warrants held in book-entry form through the Depositary evidencing the same number of Warrants, which request shall be in the form attached hereto as Exhibit 3 (a "Global Warrants Request Notice" and the date of delivery of such Global Warrants Request Notice by the Holder, as applicable, the "Global Warrants Request Notice Date" and the surrender upon delivery by the Holder of the Warrants evidenced by Definitive Certificates for the same number of Warrants evidenced by a beneficial interest in Global Warrants held in book-entry form through the Depositary, a "Global Warrants Exchange"), the Company shall promptly effect the Global Warrants Exchange and shall promptly direct the Warrant Agent to issue and deliver to the Holder Global Warrants for such number of Warrants in the Global Warrants Request Notice, which beneficial interest in such Global Warrants shall be delivered by the Depositary's Deposit or Withdrawal at Custodian system to the Holder pursuant to the instructions in the Global Warrants Request Notice. In connection with a Global Warrants Exchange, the Company shall direct the Warrant Agent to deliver the beneficial interest in such Global Warrants to the Holder within ten (10) Business Days of the Global Warrants Request Notice pursuant to the delivery instructions in the Global Warrant Request Notice ("Global Warrants Delivery Date"). If the Company fails for any reason to deliver to the Holder Global Warrants subject to the Global Warrants Request Notice by the Global Warrants Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares evidenced by such Global Warrants (based on the VWAP (as defined in the Warrants) of the Common Shares on the Global Warrants Request Notice Date), $10 per Business Day for each Business Day after such Global Warrants Delivery Date until such Global Warrants are delivered or, prior to delivery of such Global Warrants, the Holder rescinds such Global Warrants Exchange. The Company covenants and agrees that, upon the date of delivery of the Global Warrants Request Notice, the Holder shall be deemed to be the beneficial holder of such Global Warrants.

Section 4. Form of Warrant Certificates. The Warrant Certificate, together with the form of election to purchase Common Shares ("Notice of Exercise") and the form of assignment to be printed on the reverse thereof, shall be in the forms attached hereto as Exhibit 1.

Section 5. Countersignature and Registration. The Global Warrant shall be executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, by facsimile or electronic signature, and if applicable have affixed thereto the Company's seal or an electronic or facsimile thereof, which shall be attested by the Secretary or an Assistant Secretary of the Company, by facsimile signature. The Global Warrant shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Global Warrant shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Global Warrant, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Global Warrant had not ceased to be such officer of the Company; and any Global Warrant may be signed on behalf of the Company by any person who, at the actual date of the execution of such Global Warrant, shall be a proper officer of the Company to sign such Global Warrant, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

The Warrant Agent will keep or cause to be kept, at one of its offices, or at the office of one of its agents, books for registration and transfer of the Global Warrants issued hereunder. Such books shall show the names and addresses of the respective Holders of the Global Warrant, the number of warrants evidenced on the face of each of such Global Warrant and the date of each of such Global Warrant. The Warrant Agent will create a special account for the issuance of Global Warrants. The Company will keep or cause to be kept at one of its offices, books for the registration and transfer of any Definitive Certificates issued hereunder and the Warrant Agent shall not have any obligation to keep books and records with respect to any Definitive Warrants. Such Company books shall show the names and addresses of the respective Holders of the Definitive Certificates, the number of warrants evidenced on the face of each such Definitive Certificate and the date of each such Definitive Certificate.

Section 6. Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates. With respect to the Global Warrant, subject to the provisions of the Warrant Certificate and the last sentence of this first paragraph of Section 6 and subject to applicable law, rules or regulations, or any "stop transfer" instructions that the Company may give to the Warrant Agent, at any time after the closing date of the Offering, and at or prior to the Close of Business on the Termination Date (as such term is defined in the Warrant Certificate), any Global Warrant or Global Warrants may be transferred, split up, combined or exchanged for another Global Warrant or Global Warrants, entitling the Holder to purchase a like number of Common Shares as the Global Warrant or Global Warrants surrendered then entitled such Holder to purchase. Any Holder desiring to transfer, split up, combine or exchange any Global Warrant shall make such request in writing delivered to the Warrant Agent, and shall surrender the Global Warrant to be transferred, split up, combined or exchanged at the principal office of the Warrant Agent. Any requested transfer of Warrants, whether in book-entry form or certificate form, shall be accompanied by reasonable evidence of authority of the party making such request that may be required by the Warrant Agent. Thereupon the Warrant Agent shall, subject to the last sentence of this first paragraph of Section 6, countersign and deliver to the Person entitled thereto a Global Warrant or Global Warrants, as the case may be, as so requested. The Company and the Warrant Agent may require payment from the Holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Global Warrants. The Company shall compensate the Warrant Agent per the fee schedule mutually agreed upon by the parties hereto and provided separately on the date hereof.

Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, which evidence shall include an affidavit of loss, or in the case of mutilated certificates, the certificate or portion thereof remaining, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount (but, with respect to any Definitive Certificates, shall not include the posting of any bond by the Holder), and satisfaction of any other reasonable requirements established by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor to the Warrant Agent for delivery to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. The Warrant Agent may charge the Holder an administrative fee for processing the replacement of lost Warrant Certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates. The Warrant Agent may receive compensation from the surety companies or surety agents for administrative services provided to them.

Section 7. Exercise of Warrants; Exercise Price; Termination Date.

(a) The Warrants shall be exercisable commencing on the Initial Exercise Date. The Warrants shall cease to be exercisable and shall terminate and become void as set forth in the Warrant Certificate. Subject to the foregoing and to Section 7(b) below, the Holder of a Warrant may exercise the Warrant in whole or in part upon surrender of the Warrant Certificate, if required, with the executed Notice of Exercise and payment of the Exercise Price, which may be made, at the option of the Holder, by wire transfer or by certified or official bank check in United States dollars, to the Warrant Agent at the principal office of the Warrant Agent or to the office of one of its agents as may be designated by the Warrant Agent from time to time. In the case of the Holder of a Global Warrant, the Holder shall deliver the executed Notice of Exercise and the payment of the Exercise Price as described herein. Notwithstanding any other provision in this Agreement, a holder whose interest in a Global Warrant is a beneficial interest in a Global Warrant held in book-entry form through the Depositary (or another established clearing corporation performing similar functions), shall effect exercises by delivering to the Depositary (or such other clearing corporation, as applicable) the appropriate instruction form for exercise and complying with the procedures to effect exercise that are required by the Depositary (or such other clearing corporation, as applicable). The Company acknowledges that the bank account maintained by the Warrant Agent in connection with the services provided under this Agreement will be in the Warrant Agent's name and that the Warrant Agent may receive investment earnings in connection with the investment at Warrant Agent risk and for its benefit of funds held in those accounts from time to time. Neither the Company nor the Holders will receive interest on any deposits or Exercise Price. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. The Company hereby acknowledges and agrees that, with respect to a holder whose interest in a Global Warrant is a beneficial interest in a Global Warrant held in book-entry form through the Depositary (or another established clearing corporation performing similar functions), upon delivery of irrevocable instructions to such holder's Participant to exercise such Warrants, that solely for purposes of Regulation SHO that such holder shall be deemed to have exercised such Warrants.

(b) Upon receipt of a Notice of Exercise for a Cashless Exercise at a time when Cashless Exercise is available under the Warrants, the Company will promptly calculate and transmit to the Warrant Agent the number of Warrant Shares issuable in connection with such Cashless Exercise and deliver a copy of the Notice of Exercise to the Warrant Agent, which shall issue such number of Warrant Shares in connection with such Cashless Exercise.

(c) Upon the exercise of the Warrant Certificate pursuant to the terms of Section 2 of the applicable Warrant Certificate, the Warrant Agent shall cause the applicable Warrant Shares underlying such Warrant Certificate or Global Warrant to be delivered to or upon the order of the Holder of such Warrant Certificate or Global Warrant, registered in such name or names as may be designated by such Holder, no later than the Warrant Share Delivery Date (as such term is defined in such Warrant Certificate). If the Company is then a participant in the DWAC system of the Depositary and either (A) there is qualified offering statement or an effective registration statement permitting the issuance of such Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant is being exercised via Cashless Exercise, then the certificates for such Warrant Shares shall be transmitted by the Warrant Agent to the Holder by crediting the account of the Holder's broker with the Depositary through its DWAC system. For the avoidance of doubt, if the Company becomes obligated to pay any amounts to any Holders pursuant to Section 2.4.1 or 2.4.4 of the Warrant Certificate for the Warrant, such obligation shall be solely that of the Company and not that of the Warrant Agent. Notwithstanding anything else to the contrary in this Agreement, except in the case of a Cashless Exercise, if any Holder fails to duly deliver payment to the Warrant Agent of an amount equal to the aggregate Exercise Price of the Warrant Shares to be purchased upon exercise of such Holder's Warrant as set forth in Section 7(a) hereof by the Warrant Share Delivery Date, the Warrant Agent will not obligated to deliver such Warrant Shares (via DWAC or otherwise) until following receipt of such payment, and the applicable Warrant Share Delivery Date shall be deemed extended by one day for each day (or part thereof) until such payment is delivered to the Warrant Agent.

(d) The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price for all Warrants in the account of the Company maintained with the Warrant Agent for such purpose (or to such other account as directed by the Company in writing) and shall advise the Company via email at the end of each week on which Notices of Exercise are received or funds for the exercise of any Warrant are received of the amount so deposited to its account.

Section 8. Cancellation of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, shall be canceled by it, and no Warrant Certificate shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Warrant Agent shall deliver all canceled Warrant Certificates to the Company, at the request of the Company, and in such case shall deliver a certificate of cancellation thereof to the Company, subject to any applicable law, rule or regulation requiring the Warrant Agent to retain such canceled certificates.

Section 9. Certain Representations; Reservation and Availability of Common Shares or Cash.

(a) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Warrant Agent, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and each of the Warrants has been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Warrant Agent pursuant hereto and payment therefor by the Holders as provided in the Offering Statement and in accordance with the terms of each of the Warrants, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits hereof; in each case except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) As of the date hereof, the authorized capital stock of the Company consists of an unlimited number of Common Shares, of which 11,922,561 Common Shares are issued and outstanding (prior to the consummation of the Offering) and 1,490,000 Common Shares are reserved for issuance upon exercise of the Warrants. Except as disclosed in the Offering Statement, there are no other outstanding obligations, warrants, options or other rights to subscribe for or purchase from the Company any class of capital stock of the Company.

(c) The Company covenants and agrees that, if applicable, it will cause to be reserved and kept available out of its authorized and unissued Common Shares or its authorized and issued Common Shares held in its treasury, free from preemptive rights, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Warrants.

(d) [Reserved].

(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or certificates evidencing Common Shares upon exercise of the Warrants. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the Holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificate for Common Shares upon the exercise of any Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the Holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax or governmental charge is due.

Section 10. Common Share Record Date. Each Person in whose name any certificate for Common Shares is issued (or to whose broker's account is credited Common Shares through the DWAC system) upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record for the Common Shares represented thereby on, and such certificate shall be dated, the date on which submission of the Notice of Exercise was made, provided that the Warrant Certificate evidencing such Warrant is duly surrendered (but only if required herein) and payment of the Exercise Price (and any applicable transfer taxes) is received on or prior to the Warrant Share Delivery Date; provided, however, that if the date of submission of the Notice of Exercise is a date upon which the Common Share transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding day on which the Common Share transfer books of the Company are open.

Section 11. Adjustment of Exercise Price, Number of Common Shares or Number of the Company Warrants. The Exercise Price, the number of shares covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in Section 3 of each Warrant Certificate. In the event that at any time, as a result of an adjustment made pursuant to Section 3 of any Warrant Certificate, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Common Shares, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to such number of adjusted shares pursuant to Section 3 of the Warrant Certificate and the provisions of Sections 7, 11 and 12 of this Agreement with respect to the Common Shares shall apply on like terms to any such other shares. All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price pursuant to such Warrant Certificate shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein.

Section 12. Certification of Adjusted Exercise Price or Number of Common Shares. Whenever the Exercise Price or the number of Common Shares issuable upon the exercise of each Warrant is adjusted as provided in Section 11 or 13, the Company shall (a) promptly prepare an officer's certificate setting forth the Exercise Price of each Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the Common Shares a copy of such officer's certificate and (c) instruct the Warrant Agent to send a brief summary thereof to each Holder of a Warrant Certificate.

Section 13. Fractional Common Shares.

(a) The Company shall not issue fractions of Warrants or distribute Warrant Certificates which evidence fractional Warrants. Whenever any fractional Warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall reflect a rounding of such fraction to the nearest whole Warrant (rounded down) with no compensation in lieu thereof.

(b) The Company shall not issue fractions of Common Shares upon exercise of Warrants or distribute share certificates which evidence fractional shares. Whenever any fraction of a Common Share would otherwise be required to be issued or distributed, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

Section 14. Conditions of the Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

(a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation detailed on Exhibit 4 hereto for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred without gross negligence or willful misconduct finally adjudicated to have been directly caused by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify and defend the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, or willful misconduct on the part of the Warrant Agent, finally adjudicated to have been directly caused by Warrant Agent hereunder, including the reasonable costs, attorney fees of counsel for the Warrant Agent selected by the Warrant Agent and expenses of defending against any claim of such liability. The Warrant Agent shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection herewith or to take any other action likely to involve the Warrant Agent in expense, unless first indemnified to the Warrant Agent's satisfaction. The indemnities provided by this paragraph shall survive the resignation or discharge of the Warrant Agent or the termination of this Agreement. Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable under or in connection with the Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Warrant Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought, and the Warrant Agent's aggregate liability to the Company, or any of the Company's representatives or agents, under this Section 14(a) or under any other term or provision of this Agreement, whether in contract, tort, or otherwise, is expressly limited to, and shall not exceed in any circumstances, one (1) year's fees received by the Warrant Agent as fees and charges under this Agreement, but not including reimbursable expenses previously reimbursed to the Warrant Agent by the Company hereunder.

(b) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the Holders of Warrant Certificates or beneficial owners of Warrants.

(c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, which may include counsel for the Company, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under any indenture to which the Company is a party.

(f) No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

(g) No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or the Warrant Certificates (except as to the Warrant Agent's countersignature thereon).

(h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificate (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

(i) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or any of the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of any Warrant Certificate. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any of the Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law.

Section 15. Purchase or Consolidation or Change of Name of Warrant Agent. Any corporation or other legal entity into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation or other entity resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any corporation or other entity succeeding to the corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation or other entity would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

Section 16. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company, by its acceptance hereof, shall be bound:

(a) The Warrant Agent may consult with legal counsel reasonably acceptable to the Company (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company; and such certificate shall be full authentication to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) Subject to the limitation set forth in Section 14, the Warrant Agent shall be liable hereunder only for its own gross negligence or willful misconduct, or for a breach by it of this Agreement.

(d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificate (except its countersignature thereof) by the Company or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of Common Shares required under the provisions of Section 11 or 13 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by the Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any Common Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(f) Each party hereto agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the other party hereto for the carrying out or performing by any party of the provisions of this Agreement.

(g) The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer or Chief Financial Officer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable and shall be indemnified and held harmless for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer, provided Warrant Agent carries out such instructions without gross negligence or willful misconduct.

(h) Subject to all applicable laws and regulations, the Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof and so long as the Warrant Agent has not acted with gross negligence or willful misconduct and a material breach of the Agreement has not occurred.

Section 17. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 10 days' prior notice in writing sent to the Company. The Company may remove the Warrant Agent or any successor Warrant Agent upon 10 days' prior notice in writing, sent to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Shares, and upon such removal, such notice shall be provided to the Holders of the Warrant Certificates. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 10 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of a Warrant Certificate (who shall, with such notice, submit such Holder's Warrant Certificate for inspection by the Company), then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent, provided that, for purposes of this Agreement, the Company shall be deemed to be the Warrant Agent until a new warrant agent is appointed. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation or other entity organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent, upon payment of its outstanding remuneration and expenses, shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the Holders of the Warrant Certificates. However, failure to give any notice provided for in this Section 17, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

Section 18. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of each of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

Section 19. Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company, (ii) subject to the provisions of Section 17, by the Company or by the Holder of any Warrant Certificate to or on the Warrant Agent or (iii) by the Company or the Warrant Agent to the Holder of any Warrant Certificate shall be deemed given (a) on the date delivered, if delivered personally, (b) on the first Business Day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, (c) on the fourth Business Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), and (d) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at or prior to 5:30 p.m. (New York City time) on a Business Day and (e) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to the Company, to:

Medicus Pharma Ltd.

300 Conshohocken State Road, Suite 200

Conshohocken, PA 19428

Attention : James Quinlan

Email:

with a copy (which will not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019

Attention: Christopher J. Cummings

Email:

with a copy (which will not constitute notice) to:

Bennett Jones LLP

3400 One First Canadian Place

Toronto, ON M5X 1A4

Attention: Aaron Sonshine

E-mail:

(b) If to the Warrant Agent, to:

Odyssey Transfer and Trust Company

ATTN: Operations

2155 Woodlane Drive Suite 100

Woodbury, MN 55125

Email:

For any notice delivered by email to be deemed given or made, such notice must be followed by notice sent by overnight courier service to be delivered on the next business day following such email, unless the recipient of such email has acknowledged via return email receipt of such email.

(c) If to the Holder of any Warrant Certificate:  to the address of such Holder as shown on the registry books of the Company. Any notice required to be delivered by the Company to the Holder of any Warrant may be given by the Warrant Agent on behalf of the Company. Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to a Holder of any Warrant, such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the procedures of the Depositary or its designee.

Section 20. Supplements and Amendments.

(a) The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Global Warrants in order to add to the covenants and agreements of the Company for the benefit of the Holders of the Global Warrants or to surrender any rights or power reserved to or conferred upon the Company in this Agreement, provided that such addition or surrender shall not adversely affect the interests of the Holders of the Global Warrants or Warrant Certificates in any material respect.

(b) In addition to the foregoing, with the consent of Holders of Warrants entitled, upon exercise thereof, to receive not less than a majority of the Common Shares issuable thereunder, the Company and the Warrant Agent may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agreement or modifying in any manner the rights of the Holders of the Global Warrants; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 11) upon which the Warrants are exercisable or the rights of holders of Warrants to receive liquidated damages or other payments in cash from the Company or reducing the percentage required for consent to modification of this Agreement may be made without the consent of the Holder of each outstanding Warrant Certificate affected thereby; provided further, however, that no amendment hereunder shall affect any terms of any Warrant Certificate issued in a Warrant Exchange. As a condition precedent to the Warrant Agent's execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment complies with the terms of this Section 20.

Section 21. Successors. All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any Person other than the Company, the Holders of Warrant Certificates and the Warrant Agent any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrant Certificates.

Section 23. Governing Law. This Agreement and each Warrant Certificate and Global Warrant issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

Section 24. Counterparts. This Agreement may be executed in any number of counterparts, including electronic counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 25. Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 26. Information. The Company agrees to promptly provide to the Holders of the Warrants any material information it provides to the holders of the Common Shares, except to the extent any such information is publicly available on the EDGAR system (or any successor thereof) of the U.S. Securities and Exchange Commission or on the SEDAR+ system (or any successor thereof) of the Canadian Securities Administrators.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MEDICUS PHARMA LTD.

By:	/s/ Raza Bokhari
Name: Dr. Raza Bokhari
Title: Executive Chairman and Chief Executive Officer

ODYSSEY TRANSFER AND TRUST COMPANY

By:	/s/ Rebecca Paulson
Name: Rebecca Paulson
Title: President

Exhibit 1

Form of Warrant Certificate

Exhibit 2

Form of Warrant Certificate Request Notice

WARRANT CERTIFICATE REQUEST NOTICE

To: Odyssey Transfer and Trust Company, as Warrant Agent for Medicus Pharma Ltd. (the "Company")

The undersigned Holder of Warrants to Purchase Common Shares ("Warrants") in the form of Global Warrants issued by the Company hereby irrevocably elects to receive a Warrant Certificate evidencing the Warrants held by the Holder as specified below:

1. Name of Holder of Warrants in form of Global Warrants: _____________________________

2. Name of Holder in Warrant Certificate (if different from name of Holder of Warrants in form of Global Warrants): ________________________________

3. Number of Warrants in name of Holder in form of Global Warrants: ___________________

4. Number of Warrants for which Warrant Certificate shall be issued: __________________

5. Number of Warrants in name of Holder in form of Global Warrants after issuance of Warrant Certificate, if any: ___________

6. Warrant Certificate shall be delivered to the following address:

______________________________

______________________________

______________________________

______________________________

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the Warrant Certificate, the Holder is deemed to have surrendered the number of Warrants in form of Global Warrants in the name of the Holder equal to the number of Warrants evidenced by the Warrant Certificate.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ____________________________________________________

Signature of Authorized Signatory of Investing Entity: ______________________________

Name of Authorized Signatory: ________________________________________________

Title of Authorized Signatory: _________________________________________________

Date: _______________________________________________________________

Name of Investing Individual: ____________________________________________________

Signature of Investing Individual: ______________________________

Date: _______________________________________________________________

Exhibit 3

Form of Global Warrant Request Notice

GLOBAL WARRANT REQUEST NOTICE

To: Odyssey Transfer and Trust Company, as Warrant Agent for Medicus Pharma Ltd. (the "Company")

The undersigned Holder of Common Share Purchase Warrants ("Warrants") in the form of Warrants Certificates issued by the Company hereby irrevocably elects to receive a Global Warrant evidencing the Warrants held by the Holder as specified below:

1. Name of Holder of Warrants in form of Warrant Certificates: _____________________________

2. Name of Holder in Global Warrant (if different from name of Holder of Warrants in form of Warrant Certificates): ________________________________

3. Number of Warrants in name of Holder in form of Warrant Certificates: ___________________

4. Number of Warrants for which Global Warrant shall be issued: __________________

5. Number of Warrants in name of Holder in form of Warrant Certificates after issuance of Global Warrant, if any: ___________

6. Global Warrant shall be delivered to the following address:

______________________________

______________________________

______________________________

______________________________

The undersigned hereby acknowledges and agrees that, in connection with this Global Warrant Exchange and the issuance of the Global Warrant, the Holder is deemed to have surrendered the number of Warrants in form of Warrant Certificates in the name of the Holder equal to the number of Warrants evidenced by the Global Warrant.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ____________________________________________________

Signature of Authorized Signatory of Investing Entity: ______________________________

Name of Authorized Signatory: ________________________________________________

Title of Authorized Signatory: _________________________________________________

Date: _______________________________________________________________

Name of Investing Individual: ____________________________________________________

Signature of Investing Individual: ______________________________

Date: _______________________________________________________________

Exhibit 4

Warrant Agent Fee Schedule